Exhibit 99.2

Quarterly Financial Supplement

For the year ended December 31, 2011

ddr

Think Retail. Create Value.

Investor Relations Department • 3300 Enterprise Parkway Beachwood, Ohio 44122 • p. 216.755.5500 f. 216.755.1500 • www.ddr.com

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Table of Contents

Section	Page
Earnings Release & Financial Statements
Press Release	1-15

Financial Summary
Financial Highlights	16
Financial Ratios and Ratings	17
Total Market Capitalization Summary	18
Debt to EBITDA Calculation	19
Significant Accounting Policies	20-21
Other Real Estate Information	22
Reconciliation of Non-GAAP Financial Measures	23-26

Joint Venture Financial Summary
Joint Venture Investment Summary	27
Joint Venture Combining Financial Statements	28-29

Investment Summary
Acquisitions and Dispositions	30-31
Developments and Redevelopments	32-33
Projects Primarily on Hold	34

Portfolio Summary
Portfolio Characteristics	35-36
Lease Expirations	37
Leased Rate	38
Leasing Summary	39
Net Effective Rents	40
Largest Tenants by Square Footage	41
Largest Tenants by Base Rental Revenues	42

Debt Summary
Summary of Consolidated Debt	43
Summary of Joint Venture Debt	44
Consolidated Debt Detail	45-47
Joint Venture Debt Detail	48-49

Analyst Coverage
Contact Information	50

Property list available online at http://www.ddr.com

DDR considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectations for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; ability to sell assets on commercially reasonable terms; ability to secure equity or debt financing on commercially acceptable terms or at all; or ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the year ended December 31, 2011. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2010. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For Immediate Release:

Media Contact:	Investor Contact:
Marty Richmond	Samir Khanal
Vice President Marketing and Corporate Communications	Senior Director of Investor Relations
216.755.5500	216.755.5500
mrichmond@ddr.com	skhanal@ddr.com

DDR REPORTS OPERATING FFO PER DILUTED SHARE

OF $0.26 FOR THE QUARTER ENDED DECEMBER 31, 2011

BEACHWOOD, OHIO, February 16, 2012 – DDR Corp. (NYSE: DDR) today announced operating results for the fourth quarter ended December 31, 2011.

SIGNIFICANT 2011 ACTIVITY

•	Generated operating FFO of $0.97 per diluted share for the full year 2011 and $0.26 per diluted share for the fourth quarter, which excludes certain non-operating items

•	Executed a total of 2,108 new leases and renewals for over 11.7 million square feet in 2011

•	Executed 543 new leases and renewals for over 2.9 million square feet in the fourth quarter

•	Increased the portfolio leased rate to 93.6% at December 31, 2011, an increase of 100 basis points year over year

•	Generated positive leasing spreads for the full year 2011, with new leases up 11.2% and renewals up 5.0%, for a blended spread of 6.1%

•	Generated positive leasing spreads for the fourth quarter, with new leases up 9.6% and renewals up 4.5%, for a blended spread of 5.8%

•	Generated same store net operating income growth of 3.5% for the full year 2011 as compared to 2010

•	Generated same store net operating income growth of 2.9% for the fourth quarter as compared to the fourth quarter of 2010

•	Generated same store net operating income growth on a sequential basis of 4.0% in the fourth quarter of 2011 as compared to the third quarter of 2011

•	Reduced consolidated debt-to-EBITDA to 7.26 in the fourth quarter of 2011

•

Completed $461 million of asset sales in 2011 of which $247 million were sold in the fourth quarter; DDR’s total share of dispositions in 2011 was $371 million, $205 million of which was in the fourth quarter

•	Completed $270 million of wholly owned acquisitions of prime assets in 2011 of which $80 million were completed in the fourth quarter

“We are pleased to report another quarter of positive operational trends within our portfolio. The strong property level performance when combined with the execution of our internal operating platform provided us with the ability to pursue opportunistic capital raising events to further de-risk our balance sheet while simultaneously expanding and improving the quality of our asset base,” commented DDR’s president and chief executive officer, Daniel B. Hurwitz.

FINANCIAL HIGHLIGHTS

The Company’s fourth quarter operating funds from operations was $72.1 million, or $0.26 per diluted share, before $24.7 million of net adjustments. The Company’s full year 2011 operating funds from operations was $267.1 million, or $0.97 per diluted share, before $39.5 million of net adjustments.

The charges and gains, primarily non-cash, for the periods ended December 31, 2011, are summarized as follows (in millions):

	Three Months	Year
Non-cash impairment charges – non-depreciable consolidated assets	$17.1	$63.2
Executive separation and related compensation and benefit charges	1.4	12.4
Loss on debt retirement, net	—	0.1
Non-cash gain on equity derivative instruments (Otto Family warrants)	—	(21.9)
Other (income) expense, net (1)	0.2	5.0
Equity in net income of joint ventures – gain on sale of land, gain on debt extinguishment and currency adjustments	(0.5)	(1.2)
Non-cash impairment of joint venture investments on non-depreciable assets	—	1.6
Non-cash gain on change in control and sale of interests, net	(2.5)	(25.2)
Discontinued operations – loss on debt extinguishment	7.7	6.8
Discontinued operations – non-cash gain on deconsolidation of interests	—	(4.7)
Gain on disposition of real estate (land), net	1.4	0.9
Non-controlling interest – portion of impairment charges allocated to outside partners	(0.1)	(3.9)
Write-off of preferred share original issuance costs	—	6.4

Total adjustments from FFO to operating FFO	$24.7	$39.5

(1)	Amounts included in Other (income) expense are detailed as follows:

	Three Months	Year
Loss on sale of mezzanine note receivable	$—	$5.0
Litigation expenditures	0.3	2.3
Settlement gain of lease liability obligation	—	(2.6)
Debt extinguishment costs, net	0.9	0.7
Other	(1.0)	(0.4)

	$0.2	$5.0

Funds From Operations (“FFO”) applicable to common shareholders for the three-month period ended December 31, 2011, including the above net adjustments, was $47.4 million, or $0.17 per diluted share, which compares to a FFO loss of $37.0 million, or $0.14 per diluted share, for the prior-year comparable period. The increase in FFO for the three-month period ended December 31, 2011, is primarily the result of a decrease in impairment charges recorded on non-depreciable assets (land) in the fourth quarter of 2011, lower income tax expense due to a $49.9 million non-cash reserve recorded in the fourth quarter of 2010 and the effect of the non-cash valuation adjustments associated with the warrants issued to the Otto family that were exercised in full for cash in the first quarter of 2011.

FFO applicable to common shareholders for the year ended December 31, 2011, including the above net adjustments, was $227.6 million, or $0.75 per diluted share, which compares to FFO of $76.3 million, or $0.30 per diluted share, for the prior year. The increase in FFO for the year ended December 31, 2011, is primarily the result of the gain on change in control and sale of interests related to the Company’s unconsolidated joint ventures; a reduction in impairment charges recorded on non-depreciable assets (land); lower income tax expense; and, the effect of the non-cash valuation adjustments associated with the warrants partially offset by executive separation charges and the write-off of the original issuance costs from the redemption of the Company’s Class G cumulative redeemable preferred shares.

Net loss applicable to common shareholders for the three-month period ended December 31, 2011, was $1.8 million, or $0.01 per diluted share, which compares to a net loss of $94.8 million, or $0.37 per diluted share, for the prior-year comparable period. Net loss applicable to common shareholders for the year ended December 31, 2011, was $53.8 million, or $0.28 per diluted share, which compares to a net loss of $251.6 million, or $1.03 per diluted share, for the prior year. The changes in net loss applicable to common shareholders for the three-month period and year ended December 31, 2011, is primarily due to the same factors impacting FFO as explained above.

LEASING & PORTFOLIO OPERATIONS

The following results for the full year and fourth quarter of 2011, highlight continued strong leasing activity throughout the portfolio:

•

Executed 876 new leases aggregating 4.0 million square feet and 1,232 renewals aggregating approximately 7.7 million square feet of which 239 new leases aggregating approximately 1.1 million square feet and 304 renewals aggregating approximately 1.8 million square feet were executed in the fourth quarter

•	The portfolio leased rate was 93.6% at December 31, 2011, as compared to 92.6% at December 31, 2010

•

On a cash basis, rental rates for new leases increased by 11.2% over prior rents and renewals increased by 5.0%, resulting in an overall blended spread of 6.1% for the full year 2011; the fourth quarter 2011 spreads on new leases increased by 9.6% and renewals increased by 4.5%, resulting in an overall blended spread of 5.8%

•

Same store net operating income (“NOI”) increased by 3.5% for the full year 2011 and 2.9% for the fourth quarter as compared to the comparable periods in 2010; on a sequential basis, reported same store NOI growth of 4.0% in the fourth quarter of 2011 compared to the third quarter of 2011

•	Total portfolio average annualized base rent per occupied square foot as of December 31, 2011 was $13.81, as compared to $13.36 at December 31, 2010

ACQUISITIONS & INVESTMENTS

In January 2012, affiliates of the Company and The Blackstone Group L.P. (“Blackstone”) formed a joint venture, which is expected to acquire a portfolio of 46 shopping centers currently owned by EPN Group (the “EDT Retail Portfolio”) valued at approximately $1.4 billion, including assumed debt of $640 million and at least $305 million of anticipated new financings. An affiliate of Blackstone will own 95% of the common equity of the joint venture and the remaining 5% interest will be owned by an affiliate of DDR. DDR is also expected to invest $150 million in preferred equity in the venture with a fixed dividend rate of 10%, and will continue to provide leasing and management services for the portfolio. In addition, DDR will have the right of first offer to acquire ten of the assets.

In the fourth quarter of 2011, the Company acquired Polaris Towne Center in Columbus, Ohio, a 700,000 square-foot prime asset anchored by Target, Lowe’s, Kroger, Best Buy, T.J.Maxx, Old Navy and ULTA, for a total purchase price of approximately $80 million. The Company assumed $45.2 million of mortgage debt in conjunction with this acquisition. This asset was purchased in connection with the sale of Town Center Plaza in Leawood, Kansas to Glimcher Realty Trust for approximately $139 million.

FINANCINGS

In January 2012, the Company completed a forward sale agreement to issue 19.0 million of its common shares at a price of $12.95 per share. The Company expects the settlement of the forward sale agreements to be on or about June 29, 2012. The Company expects to use the net proceeds to fund its investment in the joint venture with Blackstone as previously described.

In January 2012, the Company completed $353 million in new long-term financings, comprised of a $250 million unsecured term loan (“Term Loan”) and a $103 million mortgage loan (“Mortgage Loan”). These financings address the majority of the Company’s 2012 consolidated debt maturities. The Term Loan consists of a $200 million tranche that currently bears interest at an annual rate of LIBOR plus 210 basis points and matures on January 31, 2019; and a $50 million tranche that currently bears interest at an annual rate of LIBOR plus 170 basis points and matures on January 31, 2017. Borrowings on the Term Loan bear interest at LIBOR plus a margin based upon DDR’s long-term senior unsecured debt ratings. Additionally, the Company entered into an interest rate swap on the $200 million tranche to fix the interest rate at 3.64%. Proceeds from the Term Loan will be used to retire the remaining $180 million of convertible notes maturing in March 2012, reduce the outstanding balances under the Company’s revolving credit facilities, and for general corporate purposes. The Mortgage Loan has a seven-year term and bears interest at 3.4%.

DISPOSITIONS

The Company sold 13 consolidated assets, aggregating approximately 1.2 million square feet, in the fourth quarter of 2011, generating gross proceeds of approximately $164.7 million. In addition, the Company sold $30.6 million of consolidated non-income producing assets or interests in assets. The Company recorded an aggregate net gain of approximately $54.3 million related to asset sales in the fourth quarter of 2011.

In the fourth quarter of 2011, two of the Company’s unconsolidated joint ventures sold four shopping centers, aggregating approximately 0.7 million square feet, generating gross proceeds of approximately $51.3 million. The joint ventures recorded an aggregate net loss of approximately $2.6 million related to these asset sales, of which the Company’s proportionate share was approximately $0.3 million.

2012 GUIDANCE

There has been no change in guidance since the last update provided on January 10, 2012. The Company continues to estimate operating FFO for 2012 between $0.98 - $1.04 per diluted share.

NON-GAAP DISCLOSURES

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

The original NAREIT definition of FFO did not explicitly address the treatment of impairment charges of depreciable real estate. As a result, there were different industry views regarding whether such charges should be excluded from FFO. The Company’s historical calculation of FFO included impairment charges as well as losses on sale of depreciable real estate. On October 31, 2011, NAREIT clarified that the exclusion of impairment charges of depreciable real estate is consistent with the definition of FFO. Further, NAREIT indicated that it preferred for companies to restate previously reported NAREIT FFO in order to provide consistent and comparable presentation of FFO measures. As a result, in the fourth quarter of 2011, the Company modified its definition of FFO to comply with the NAREIT definition as it related to impairment charges and losses on sale of depreciable real estate and related investments. The Company has restated prior periods accordingly in this release. In addition, the Company’s presentation of operating FFO will no longer reflect an adjustment for impairment charges and losses on sale of depreciable real estate and related investments.

FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains and losses from disposition of depreciable real estate property, which are presented net of taxes, (iii) impairment charges on depreciable real estate property and related investments, (iv) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates operating FFO by excluding the non-operating charges and gains described above. The Company computes FFO in accordance with the NAREIT definition as affirmed by NAREIT on October 31, 2011. Other real estate companies may calculate FFO and operating FFO in a different manner. FFO excluding the net non-operating items detailed above is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and operating FFO is presented in the financial highlights section of the Company’s quarterly supplement.

SAFE HARBOR

DDR considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, the ability of the joint venture between affiliates of the Company and Blackstone to successfully complete the acquisition of the EDT Retail Portfolio; local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the success of our capital recycling strategy; and the finalization of the financial statements for the three-month period and year ended December 31, 2011. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2010. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DDR

DDR is an owner and manager of 481 value-oriented shopping centers representing 123 million square feet in 39 states, Puerto Rico and Brazil. The Company’s assets are concentrated in high barrier-to-entry markets with stable populations and high growth potential and its portfolio is actively managed to create long-term shareholder value. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol DDR. Additional information about the company is available at www.ddr.com.

CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS

A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request to Samir Khanal, at the Company’s corporate office, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.

The Company will hold its quarterly conference call tomorrow, February 17, 2012, at 10:00 a.m. Eastern Daylight Time. To participate, please dial 800.901.5217 (domestic), or 617.786.2964 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 38873915. Access to the live call and replay will also be available through the Company’s website. The replay will be available through February 25, 2012.

DDR Corp.

Financial Highlights

(In thousands)

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Revenues:
Minimum rents (A)	$130,696	$127,337	$514,493	$506,065
Percentage and overage rents (A)	2,730	2,448	6,457	5,827
Recoveries from tenants	38,596	39,870	166,665	165,946
Ancillary and other property income	8,042	6,492	29,346	20,990
Management, development and other fee income	12,296	13,312	47,148	53,434
Other (B)	2,184	3,999	6,909	10,795

	194,544	193,458	771,018	763,057

Expenses:
Operating and maintenance (C)	30,983	32,396	135,708	130,406
Real estate taxes	23,198	24,404	100,089	101,944
Impairment charges (D)	45,654	25,578	101,815	84,855
General and administrative (E)	19,911	23,028	85,221	85,573
Depreciation and amortization	59,684	54,222	222,655	209,847

	179,430	159,628	645,488	612,625

Other income (expense):
Interest income	2,154	2,874	9,832	7,302
Interest expense (F)	(57,667)	(57,141)	(229,718)	(215,322)
Gain (loss) on debt retirement, net (F)	45	152	(89)	485
(Loss) gain on equity derivative instruments (G)	—	(25,539)	21,926	(40,157)
Other (expense) income, net (H)	(177)	(5,871)	(5,002)	(24,211)

	(55,645)	(85,525)	(203,051)	(271,903)

Loss before earnings from equity method investments and other items	(40,531)	(51,695)	(77,521)	(121,471)
Equity in net (loss) income of joint ventures (I)	(2,217)	9,377	13,734	5,600
Impairment of joint venture investments (D)	(1,250)	(227)	(2,921)	(227)
Gain on change in control of interests and sale of interests, net (J)	2,461	—	25,170	—
Tax expense of taxable REIT subsidiaries and state franchise and income taxes (K)	(20)	(49,496)	(1,044)	(47,952)

Loss from continuing operations	(41,557)	(92,041)	(42,582)	(164,050)
Income (loss) from discontinued operations (L)	48,112	6,575	16,106	(84,989)

Income (loss) before gain on disposition of real estate	6,555	(85,466)	(26,476)	(249,039)
(Loss) gain on disposition of real estate, net of tax	(1,380)	1,257	7,079	1,318

Net income (loss)	5,175	(84,209)	(19,397)	(247,721)
Loss (income) attributable to non-controlling interests	31	(17)	3,543	38,363

Net income (loss) attributable to DDR	$5,206	$(84,226)	$(15,854)	$(209,358)

Net loss applicable to common shareholders	$(1,761)	$(94,793)	$(53,843)	$(251,627)

Funds From Operations (“FFO”):
Net loss applicable to common shareholders	$(1,761)	$(94,793)	$(53,843)	$(251,627)
Depreciation and amortization of real estate investments	58,081	55,399	221,278	217,167
Equity in net loss (income) of joint ventures (I)	2,217	(9,377)	(13,734)	(5,600)
Impairment of depreciable joint venture investments	1,250	227	1,285	227
Joint ventures’ FFO (I)	14,234	17,345	57,604	54,737
Non-controlling interests (OP Units)	32	8	88	32
Impairment of depreciable real estate assets, net of non-controlling interests	29,037	3,300	62,683	68,240
Gain on disposition of depreciable real estate, net	(55,675)	(9,080)	(47,751)	(6,837)

FFO applicable to common shareholders	47,415	(36,971)	227,610	76,339
Write-off of preferred share original issuance costs (M)	—	—	6,402	—
Preferred dividends	6,967	10,567	31,587	42,269

FFO	$54,382	$(26,404)	$265,599	$118,608

Per share data:
Earnings per common share
Basic	$(0.01)	$(0.37)	$(0.20)	$(1.03)

Diluted	$(0.01)	$(0.37)	$(0.28)	$(1.03)

Basic – average shares outstanding	274,718	253,872	270,278	244,712

Diluted – average shares outstanding	274,718	253,872	271,472	244,712

Dividends Declared	$0.08	$0.02	$0.22	$0.08

Funds From Operations – Basic (N)	$0.17	$(0.14)	$0.84	$0.31

Funds From Operations – Diluted (N)	$0.17	$(0.14)	$0.75	$0.30

DDR Corp.

Financial Highlights

(In thousands)

Selected Balance Sheet Data

	December 31, 2011	December 31, 2010
Assets:
Real estate and rental property:
Land	$1,844,125	$1,837,403
Buildings	5,461,122	5,491,489
Fixtures and tenant improvements	379,965	339,129

	7,685,212	7,668,021
Less: Accumulated depreciation	(1,550,066)	(1,452,112)

	6,135,146	6,215,909
Land held for development and construction in progress	581,627	743,218
Real estate held for sale, net	2,290	—

Real estate, net	6,719,063	6,959,127

Investments in and advances to joint ventures	353,907	417,223
Cash	41,206	19,416
Restricted cash	30,983	28,139
Notes receivable, net	93,905	120,330
Receivables, including straight-line rent, net	117,463	123,259
Other assets, net	112,898	100,596

	$7,469,425	$7,768,090

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$142,421	$279,865
Unsecured debt	2,139,718	2,043,582
Mortgage and other secured debt	1,822,445	1,978,553

	4,104,584	4,302,000
Equity derivative liability	—	96,237
Dividends payable	29,128	12,092
Other liabilities	257,821	223,074

Total liabilities	4,391,533	4,633,403

Preferred shares (L)	375,000	555,000
Common shares (M)	27,711	25,627
Paid-in-capital (G)	4,138,812	3,868,990
Accumulated distributions in excess of net income	(1,493,353)	(1,378,341)
Deferred compensation obligation	13,934	14,318
Accumulated other comprehensive income	(1,403)	25,646
Less: Common shares in treasury at cost	(15,017)	(14,638)
Non-controlling interests	32,208	38,085

Total equity	3,077,892	3,134,687

	$7,469,425	$7,768,090

DDR Corp.

Financial Highlights

(A)	Base and percentage rental revenues for the year ended December 31, 2011, as compared to the prior year increased $10.4 million. This increase consisted of increased leasing activity at comparable portfolio properties, contributing $4.4 million, the acquisition of interests in six shopping centers, generating an additional $7.7 million in revenues offset by a net decrease in revenues from development and redevelopment assets of $1.7 million. Included in rental revenues for the years ended December 31, 2011 and 2010, is approximately $0.9 million and $2.5 million, respectively, of revenue resulting from the recognition of straight-line rents, including discontinued operations.
(B)	Other revenues were comprised of the following (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Lease termination fees	$2.0	$3.4	$5.9	$7.5
Financing fees	0.1	0.5	0.4	1.2
Other miscellaneous	0.1	0.1	0.6	2.1

	$2.2	$4.0	$6.9	$10.8

(C)	Operating and maintenance expense, including discontinued operations, includes the following expenses (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Bad debt expense	$2.0	$3.2	$9.1	$13.4
Ground rent expense (1)	1.1	1.2	4.2	4.9

(1)	Includes non-cash expense of approximately $0.5 million for both of the three-month periods ended December 31, 2011 and 2010, and approximately $2.0 million for both of the years ended December 31, 2011 and 2010, related to straight-line ground rent expense.
(D)	The Company recorded impairment charges during both the three-month periods and years ended December 31, 2011 and 2010, on the following (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Land held for development (1)	$14.0	$—	$54.2	$54.3
Undeveloped land	3.1	25.6	9.0	30.5
Assets marketed for sale	28.5	—	38.6	—

Total continuing operations	45.6	25.6	101.8	84.8

Sold assets or assets held for sale (2)	0.5	3.3	24.0	51.8
Assets formerly occupied by Mervyns (3)	—	—	—	35.3

Total discontinued operations	0.5	3.3	24.0	87.1

Joint venture investments	1.3	0.2	2.9	0.2

Total impairment charges	$47.4	$29.1	$128.7	$172.1

DDR Corp.

Financial Highlights

(1)	The 2011 impairment charges were primarily related to land held for development in Russia and Canada. The asset impairments primarily were triggered by the execution of agreements for the sale or partial sale of the Company’s interest in these projects. The land held for development in Brampton, Canada was impaired in the third quarter of 2011 and sold in the fourth quarter of 2011. The 2010 impairment charges were related to land held for development in Russia. The Company’s proportionate share of the impairment charges was $50.4 million and $41.9 million after adjusting for the allocation of loss to the non-controlling interest in the consolidated joint venture that owns certain of the projects for the years ended December 31, 2011 and 2010, respectively.
(2)	See summary of discontinued operations activity in note (L).
(3)	The Company’s proportionate share of these impairments was $16.5 million after adjusting for the allocation of loss to the non-controlling interest in this previously consolidated joint venture for the year ended December 31, 2010. These assets were deconsolidated in the third quarter of 2010 and all operating results, including the impairment charges, have been reclassified as discontinued operations. See note (L).
(E)	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the re-leasing of space, which are charged to operations as incurred. For both the years ended December 31, 2011 and 2010, general and administrative expenses were approximately 5.2% of total revenues, including joint venture and managed property revenues.

During the year ended December 31, 2011, the Company recorded a charge of $12.4 million primarily related to the termination without cause of its Executive Chairman, the terms of which were pursuant to his amended and restated employment agreement. During the year ended December 31, 2010, the Company incurred $5.3 million in employee separation charges. Excluding these separation charges, general and administrative expenses were 4.4% and 4.9% of total revenues for the years ended December 31, 2011 and 2010, respectively.
(F)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Non-cash interest expense related to amortization of the debt discount	$3.4	$3.0	$14.9	$8.2
Non-cash adjustment to (loss) gain on repurchase	—	0.1	0.1	4.9

(G)	Represents the non-cash impact of the valuation adjustments for the equity derivative instruments (warrants) issued as part of the share purchase transaction with the Otto Family completed in 2009. The warrants were exercised in full for cash in March 2011 and the related equity derivative liability was reclassified into paid-in-capital at the date of exercise.

DDR Corp.

Financial Highlights

(H)	Other income (expenses) were comprised of the following (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Litigation-related expenses	$(0.3)	$(1.0)	$(2.3)	$(14.6)
Loss on sale of mezzanine note receivable	—	—	(5.0)	—
Debt extinguishment costs, net	(0.9)	(0.5)	(0.7)	(3.7)
Lease liability obligation and related settlement gain	—	(3.3)	2.6	(3.3)
Abandoned projects and other (expenses) income	1.0	(1.1)	0.4	(2.6)

	$(0.2)	$(5.9)	$(5.0)	$(24.2)

(I)	At December 31, 2011 and 2010, the Company had an investment in joint ventures, excluding consolidated joint ventures, in 177 and 189 shopping center properties, respectively. See pages 13-15 of this release for a summary of the combined condensed operating results and select balance sheet data of the Company’s unconsolidated joint ventures.
(J)	During the year ended December 31, 2011, the Company acquired its partners’ 50% interest in two shopping centers. The Company accounted for both of these transactions as step acquisitions. In December 2011, the Company sold its 10% interest in an unconsolidated joint venture, which owned three shopping centers, to its partner. In December 2011, the Company also sold its 50% interest in an unconsolidated joint venture, which owned a development project in Oconomowoc, Wisconsin, to its partner. Due to the changes in control that occurred, the Company recorded an aggregate net gain associated with these transactions related to the difference between the Company’s carrying value and fair value of the previously held equity interest.
(K)	In the fourth quarter of 2010, the Company incurred a non-cash income tax expense of $49.9 million recognized due to the establishment of a reserve against certain deferred tax assets within its taxable REIT subsidiary (“TRS”). Based upon the continued loss activity recognized by the TRS, including a 2010 fourth quarter impairment and lease liability charge of $22.3 million associated with an abandoned development project, it was determined that it was more likely than not that the deferred tax assets would not be usable, thus requiring a reserve.

DDR Corp.

Financial Highlights

(L)	The operating results related to assets classified as discontinued operations are summarized as follows (in thousands):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Revenues from operations	$3,398	$10,910	$27,798	$52,027

Operating expenses	1,473	3,164	10,174	22,112
Impairment charges	461	3,300	24,029	87,045
Interest, net	636	2,771	7,500	20,989
Debt extinguishment costs, net	7,698	—	7,191	409
Depreciation and amortization	657	3,477	7,677	17,457

Total expenses	10,925	12,712	56,571	148,012

Loss before disposition of real estate	(7,527)	(1,802)	(28,773)	(95,985)
Gain on deconsolidation of interests	—	—	4,716	5,221
Gain on disposition of real estate, net	55,639	8,377	40,163	5,775

Net gain (loss)	$48,112	$6,575	$16,106	$(84,989)

(M)	In April 2011, the Company redeemed all of its 8.0% Class G cumulative redeemable preferred shares. The Company recorded a non-cash charge of approximately $6.4 million to net loss available to common shareholders in the second quarter of 2011 related to the write-off of the original issuance costs.
(N)	For purposes of computing FFO and operating FFO per share, the following share information was used (in millions):

	At December 31,
	2011	2010
Common shares outstanding	276.9	256.2
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Weighted average common shares outstanding	277.0	256.2	272.1	246.6

Assumed conversion of OP Units	0.4	0.4	0.4	0.4

FFO Weighted average common shares and OP Units – Basic	277.4	256.6	272.5	247.0

FFO Weighted average common shares and OP Units – Diluted for FFO Loss	N/A	256.6	N/A	N/A

Assumed conversion of dilutive securities	0.7	8.2	1.9	7.4

FFO Weighted average common shares and OP Units – Diluted for FFO Income	278.1	N/A	274.4	254.4

Operating FFO Weighted average common shares and OP Units – Diluted	278.1	264.8	274.4	254.4

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In thousands)

Combined condensed income statements

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Revenues from operations (A)	$177,286	$167,066	$697,103	$649,225

Operating expenses	56,960	59,125	235,370	247,408
Impairment charges (B)	209,421	—	213,296	65
Depreciation and amortization of real estate investments	44,872	46,384	182,545	182,667
Interest expense	57,755	57,911	227,597	226,304

	369,008	163,420	858,808	656,444

(Loss) income before other items	(191,722)	3,646	(161,705)	(7,219)
Income tax expense	(11,887)	(6,502)	(38,850)	(20,449)
Other income	—	10,591	—	10,591

(Loss) income from continuing operations	(203,609)	7,735	(200,555)	(17,077)
Discontinued operations:
Income (loss) from operations (C)	807	(1,026)	(57,947)	(20,247)
Gain on debt forgiveness (D)	—	—	2,976	—
(Loss) gain on disposition (E)	(2,595)	(1,371)	18,705	(26,674)

(Loss) income before gain on disposition of assets	(205,397)	5,338	(236,821)	(63,998)
Gain on disposition of assets	1,751	—	1,733	17

Net (loss) income	(203,646)	5,338	(235,088)	(63,981)
Non-controlling interests	(4,568)	(204)	(16,132)	(458)

Net (loss) income attributable to unconsolidated joint ventures	$(208,214)	$5,134	$(251,220)	$(64,439)

Net (loss) income at DDR’s ownership interests (F)	$(27,219)	$10,676	$(12,979)	$6,319

FFO at DDR’s ownership interests (G)	$14,234	$17,345	$57,604	$54,737

Combined condensed balance sheets

	December 31, 2011	December 31, 2010
Land	$1,400,469	$1,566,682
Buildings	4,334,097	4,783,841
Fixtures and tenant improvements	189,940	154,292

	5,924,506	6,504,815
Less: Accumulated depreciation	(808,352)	(726,291)

	5,116,154	5,778,524
Land held for development and construction in progress (H)	239,036	174,237

Real estate, net	5,355,190	5,952,761
Cash and restricted cash	308,008	122,439
Receivables, including straight-line rent, net	108,038	111,569
Leasehold interests	9,136	10,296
Other assets, net	168,115	181,387

	$5,948,487	$6,378,452

Mortgage debt (I)	$3,742,241	$3,940,597
Notes and accrued interest payable to DDR	100,470	87,282
Other liabilities	214,370	186,333

	4,057,081	4,214,212
Accumulated equity	1,891,406	2,164,240

	$5,948,487	$6,378,452

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(A)	Revenues for the three-month periods and years ended include the following (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Straight-line rents	$1.0	$1.0	$4.6	$3.9
DDR’s proportionate share	—	0.2	0.9	0.6

(B)	For the three-month period and year ended December 31, 2011, impairment charges were recorded primarily on assets that are in the process of being recapitalized of which the Company’s proportionate share of the charges was approximately $6.7 million and $7.1 million, respectively.
(C)	For the year ended December 31, 2011, impairment charges associated with depreciable asset sales aggregating $59.2 million were reclassified to discontinued operations of which the Company’s proportionate share was approximately $5.8 million. For the three-month period and year ended December 31, 2010, impairment charges associated with depreciable asset sales aggregating $1.3 million and $21.0 million, respectively, were reclassified to discontinued operations of which the Company’s proportionate share was zero for the three-month period and approximately $0.7 million for the year.
(D)	Gain on debt forgiveness is related to one property owned by an unconsolidated joint venture that was transferred to the lender pursuant to a consensual foreclosure proceeding. The operations of the asset have been reclassified as discontinued operations in the combined condensed income statements for all periods presented.
(E)	Reflects the sale of seven properties by four separate unconsolidated joint ventures in 2011. The Company’s proportionate share of the aggregate net gain for the assets sold for the year ended December 31, 2011 was approximately $10.2 million.
(F)	Adjustments to the Company’s share of joint venture equity in net income or loss primarily is related to basis differences impacting amortization and depreciation, impairment charges and (loss) gain on dispositions as follows (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Income (loss)	$25.0	$(1.2)	$26.7	$(0.7)

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(G)	FFO from unconsolidated joint ventures are summarized as follows (in millions):

	Three-Month Periods Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Net (loss) income attributable to unconsolidated joint ventures	$(208.2)	$5.1	$(251.2)	$(64.4)
Loss (gain) on sale of depreciable real estate	2.6	1.4	(18.7)	26.7
Impairment of depreciable real estate assets	209.4	1.3	272.5	21.0
Depreciation and amortization of real estate investments	44.2	48.5	182.7	198.3

FFO	$48.0	$56.3	$185.3	$181.6

FFO at DDR ownership interests	$14.2	$17.3	$57.6	$54.7

Operating FFO at DDR’s ownership interests (1)	$13.7	$15.4	$56.4	$54.1

DDR joint venture distributions received, net (2)	$6.1	$24.5	$63.2	$53.8

(1)	Excluded from operating FFO is the Company’s pro rata share of net charges included in equity in net income of joint ventures primarily related to impairment charges on non-depreciable real estate assets, gain on debt forgiveness and losses on the disposition of non-depreciable real estate assets as disclosed on page 2 of this press release.
(2)	Includes loan repayments in 2011 of $22.4 million from the Company’s unconsolidated joint venture, which has assets located in Brazil.
(H)	The Company’s proportionate share of joint venture land held for development and construction in progress aggregated approximately $75.9 million and $71.7 million at December 31, 2011 and December 31, 2010, respectively.
(I)	The Company’s proportionate share of joint venture debt aggregated approximately $772.9 million and $833.8 million at December 31, 2011 and December 31, 2010, respectively. The $772.9 million includes approximately $48.1 million of non-recourse debt associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income, loss or FFO.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

FINANCIAL HIGHLIGHTS

(In Millions Except Per Share Information)

	Year Ended December 31,
	2011	2010	2009
FUNDS FROM OPERATIONS:
Net Loss Applicable to Common Shareholders	$(53.8)	$(251.6)	$(398.9)
Depreciation and Amortization of Real Estate Investments	221.2	217.2	224.2
Equity in Net (Income) Loss of Joint Ventures	(13.7)	(5.6)	9.3
Impairment of Depreciable Joint Venture Investments	1.3	0.2	95.1
Joint Venture Funds From Operations	57.6	54.7	59.1
Non-Controlling Interests (OP Units)	0.1	—	0.2
Impairment of Depreciable Real Estate Assets, Net of Non-Controlling Interests	62.7	68.2	119.1
(Gain) Loss on Disposition of Depreciable Real Estate, net	(47.8)	(6.8)	20.6

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	227.6	76.3	128.7
Write-off of Original Preferred Share Issuance Costs	6.4	—	—
Preferred Dividends	31.6	42.3	42.3

FUNDS FROM OPERATIONS (1)	$265.6	$118.6	$171.0

Net non-operating items excluded from FFO (2)	39.5	188.0	169.5

OPERATING FFO AVAILABLE TO COMMON SHAREHOLDERS	$267.1	$264.3	$298.2

PER SHARE INFORMATION:
Funds From Operations—Diluted	$0.75	$0.30	$0.79
Operating FFO—Diluted	$0.97	$1.04	$1.83
Net Loss—Diluted	$(0.28)	$(1.03)	$(2.51)
Dividends	$0.22	$0.08	$0.44

COMMON SHARES & OP UNITS:
Outstanding	277.3	256.6	202.0
Weighted average—Diluted (FFO)	274.4	254.4	163.2
Weighted average—Diluted (Operating FFO)	274.4	254.4	163.2

GEN. & ADMIN. EXPENSES (3)	$85.2	$85.6	$94.4

REVENUES:
DDR Revenues	$798.8	$815.1	$843.3
Joint Venture & Managed Revenues	854.9	840.6	902.0

TOTAL REVENUES (4)	$1,653.7	$1,655.7	$1,745.3

GEN. & ADMIN. EXPENSES AS A PERCENTAGE OF TOTAL REVENUES (3)	5.2%	5.2%	5.4%

NET OPERATING INCOME:
DDR Net Operating Income	$552.9	$560.9	$581.6
Joint Venture Net Operating Income (at 100%)	468.4	428.1	532.3

TOTAL NET OPERATING INCOME (4)	$1,021.3	$989.0	$1,113.9

REAL ESTATE AT COST:
DDR Real Estate at Cost	$8,270.1	$8,411.2	$8,823.7
Joint Venture Real Estate at Cost (at 100%)	6,163.5	6,679.1	7,266.8

TOTAL REAL ESTATE AT COST	$14,433.6	$15,090.3	$16,090.5

(1)	Amounts adjusted to reflect the clarification of the NAREIT definition.
(2)	See Reconciliation of Non-GAAP Financial Measures for detail of net non-operating items.
(3)	The 2011 results include executive separation charges of $12.4 million. Excluding this charge, general and administrative expenses were approximately 4.4% of total revenues for the year ended December 31, 2011. The 2010 results also include an employee separation charge of $5.3 million. Excluding this charge, general and administrative expenses were approximately 4.9% of total revenues for the year ended December 31, 2010. The 2009 results include $15.4 million related to a non-cash change in control charge. Excluding this charge, general and administrative expenses were approximately 4.5% of total revenues.
(4)	Includes activities from discontinued operations.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Financial Ratios and Ratings

(In Millions, Except Ratios)

	Covenant Threshold	Actual Covenants Year Ended December 31, 2011
PUBLIC DEBT COVENANTS:

Total Debt to Real Estate Assets Ratio	not to exceed 65%	48%

Secured Debt to Assets Ratio	not to exceed 40%	21%

Value of Unencumbered Assets to Unsecured Debt	at least 135%	226%

Fixed Charge Coverage Ratio	at least 1.5x	1.8x

	Year Ended December 31,
	2011	2010	2009
DIVIDEND PAYOUT RATIO:

Common Share Dividends and Operating Partnership Interests	$60.6	$20.2	$64.7	(1)
Operating FFO Available to Common Shareholders	$267.1	$264.3	$298.2

	22.7%	7.7%	21.7%	(1)

	Debt Rating	Outlook
CREDIT RATINGS:

Moody’s	Baa3	Stable
Fitch	BB+	Stable
S&P	BB+	Stable

(1)	Includes the issuance of common shares with an aggregate value of $50.8 million resulting in a cash payout ratio of 3.1% in 2009.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Total Market Capitalization as of December 31, 2011

(In Millions)

	December 31, 2011		December 31, 2010
	Amount	Percentage of Total	Amount	Percentage of Total
Common Shares Equity	$3,375.3	43%	$3,614.9	42%
Perpetual Preferred Stock	375.0	5%	555.0	7%
Fixed-Rate Senior Convertible Notes	529.5	7%	637.6	7%
Fixed-Rate Unsecured Debt	1,653.2	21%	1,464.0	17%
Fixed-Rate Mortgage Debt	1,218.1	15%	1,234.5	14%
Variable-Rate Mortgage Debt	91.0	1%	144.0	2%
Variable-Rate Revolving Credit and Term Debt	442.4	6%	729.9	9%
Fixed-Rate Revolving Credit and Term Debt	200.0	2%	150.0	2%

Total	$7,884.5	100%	$8,529.9	100%

Debt to Market Capitalization	52.4%		51.1%

-	Market value ($12.17 per share as of December 31, 2011 and $14.09 per share as of December 31, 2010) includes common shares outstanding (276.9 million as of December 31, 2011 and 256.2 million as of December 31, 2010) and operating partnership units equivalent to approximately 0.4 million of the Company’s common shares in each year.

-	Debt outstanding excludes the fair market value adjustment associated with assumed debt and the accretion adjustments of $29.6 million and $58.0 million recorded at December 31, 2011 and December 31, 2010, respectively. The accretion adjustment relates to the outstanding convertible notes and is required by accounting standards due to the initial value of the equity conversion feature.

-	Consolidated debt includes 100% of consolidated joint venture debt of which the joint venture partners’ share is $21.7 million and $22.1 million at December 31, 2011 and December 31, 2010, respectively.

-	Does not include proportionate share of unconsolidated joint venture debt aggregating $772.9 million and $833.8 million at December 31, 2011 and December 31, 2010, respectively.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

	Quarter ended	Quarter ended
(In Millions)	December 31, 2011	December 31, 2010
Debt to EBITDA—consolidated
EBITDA:
Net income (loss) attributable to DDR	$5.2	$(84.2)
Adjustments:
Impairment charges	45.7	25.6
Executive separation and related compensation and benefit charges	1.4	3.2
Depreciation and amortization	59.7	54.2
Depreciation attributable to non-controlling interests	(0.1)	—
Interest expense	57.7	57.1
Interest expense attributable to non-controlling interests	(0.2)	(0.1)
Gain on change in control of interests and sale of interests	(2.5)	—
Loss on equity derivative instruments	—	25.5
Other expenses, net	0.1	5.9
Other expenses attributable to non-controlling interests	(0.1)	—
Equity in net loss (income) of joint ventures	2.2	(9.4)
Impairment of joint venture investments	1.3	0.2
Gain on debt retirement, net	—	(0.2)
Income tax expense	—	49.5
EBITDA adjustments from discontinued operations (1)	(46.2)	1.3
Loss (gain) on disposition of real estate, net	1.4	(1.3)

EBITDA before JVs	$125.6	$127.3
Pro rata share of JV FFO	14.2	17.3
Pro rata share of JV gain on disposition of assets and other	(0.5)	(1.6)

EBITDA Consolidated	$139.3	$143.0
EBITDA Consolidated—annualized	$557.2	$572.0

Consolidated indebtedness	$4,104.6	$4,302.0
Non-controlling interests’ share of consolidated debt	(21.7)	(22.1)
Adjustment to reflect convertible debt at face value	43.0	58.0
Adjustment to reflect assumed debt at face value	(13.4)	—

Total consolidated indebtedness	$4,112.5	$4,337.9
Cash and restricted cash, net of non-controlling interests	(65.5)	(23.7)

Total consolidated indebtedness, net of cash	$4,047.0	$4,314.2

Debt/EBITDA—consolidated	7.26	7.54

Ratio reflects Company’s consolidated EBITDA and pro rata share of JV FFO. The JV FFO, which is net of interest expense, reflects the earnings available to the Company to service consolidated debt as the JV debt is generally non-recourse to the Company.

Debt to EBITDA—pro rata

EBITDA before JVs	$125.6	$127.3
Pro rata share of JV EBITDA	27.3	30.4

EBITDA including pro rata share of JVs	$152.9	$157.7
EBITDA including pro rata share of JVs—annualized	$611.6	$630.8

Total consolidated indebtedness, net of cash	$4,047.0	$4,314.2
Pro rata share of JV debt (2)	772.7	833.8

Total pro rata indebtedness	$4,819.7	$5,148.0
Pro rata share of JV cash and restricted cash	(93.8)	(32.6)

Pro rata indebtedness, net of cash	$4,725.9	$5,115.4

Debt/EBITDA—pro rata	7.73	8.11

Ratio includes Company’s pro rata share of JV EBITDA and the Company’s pro rata share of JV debt outstanding.

Notes:
(1) Discontinued operations includes the following EBITDA adjustments:
Impairment charges	$0.5	$3.3
Interest expense, net	0.6	2.8
Depreciation and amortization	0.7	3.5
Gain on disposition of real estate, net	(55.6)	(8.4)
Debt extinguishment costs	7.7	—
Other	(0.1)	0.1

	$(46.2)	$1.3

(2)    Includes $48.1 million and $47.7 million at December 31, 2011 and December 31, 2010, respectively, of debt representing the Company’s proportionate share of non-recourse debt associated with equity method joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Significant Accounting Policies

Revenues

•	Percentage and overage rents are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.

•	Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the provisions of tenants’ leases.

•	Lease termination fees are included in other revenue and recognized upon termination of a tenant’s lease, which generally coincides with the receipt of cash.

•	Consolidated base rental revenue includes income from ground leases of $21.1 million for the year ended December 31, 2011.

General and Administrative Expenses

•

General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred. For the year ended December 31, 2011, the Company expensed $8.4 million in internal leasing costs. All internal and external costs associated with acquisitions are expensed as incurred. The Company does not capitalize any executive officer compensation.

Deferred Financing Costs

•

Costs incurred in obtaining long-term financing are included in deferred charges and are amortized over the terms of the related debt agreements; such amortization is reflected as interest expense in the consolidated statements of operations.

Real Estate

•

Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition.

•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	30 to 40 years
Building Improvements	5 to 20 years
Furniture/Fixtures and Tenant Improvements	Useful lives, which approximate lease terms, where applicable

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Significant Accounting Policies (Continued)

•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations that improve or extend the life of the asset are capitalized.

•	Construction in progress includes shopping center developments and significant expansions and redevelopments.

•	The Company accounts for the acquisition of a partner’s interest in an unconsolidated joint venture in which a change in control of the asset has occurred at fair value.

Capitalization

•

The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.

	Year Ended December 31,
Capitalized Costs (In Millions)	2011	2010	2009
Interest expense	$12.7	$12.2	$21.8
Construction administration costs	$8.3	$8.8	$10.9

•	Interest expense and real estate taxes incurred during the construction period are capitalized and depreciated over the building life.

•	During the year ended December 31, 2011, the Company expensed $4.3 million in operating costs related to development projects that have been suspended.

Gains on Sales of Real Estate

•	Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

•	Gains or losses on the sales of operating shopping centers are reflected as discontinued operations.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Other Real Estate Information

Total Capital Expenditures

•	The Company incurred the following estimated leasing and maintenance capital expenditures including costs associated with anchor store re-tenanting.

Capital Expenditures (In Millions)	Consolidated Year Ended December 31, 2011	Unconsolidated at Prorata Year Ended December 31, 2011
Leasing	$35.9	$5.9
Maintenance	7.2	0.9

Total Capital Expenditures	$43.1	$6.8

Per Square Foot of Owned GLA
Leasing	$0.78	$0.86
Maintenance	0.16	0.13

Total Capital Expenditures	$0.95	$.99

Undeveloped Land

•	Included in Land is undeveloped real estate, comprised primarily of outlots or expansion pads adjacent to the shopping centers owned by the Company.

•

At December 31, 2011, the Company estimated the value of its consolidated and proportionate share of joint venture undeveloped land adjacent to existing shopping centers to be approximately $35 million.

Non-Income Producing Assets

•

There are six consolidated shopping centers and the Company’s corporate headquarters, which total 0.7 million square feet with a land and building cost basis of approximately $100 million, considered non-incoming producing at December 31, 2011.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Reconciliation of Supplemental Non-GAAP Financial Measures

Same Store NOI

(In Millions)

Same Store Net Operating Income (NOI) represents shopping center assets owned for comparable periods (15 months for quarter comparison and 24 months for full year comparison). Same Store NOI excludes the following:

-	Assets under development or redevelopment

-	Straight-line rental income and expense

-	Income related to lease terminations

-	Provisions for uncollectible amounts and/or recoveries thereof

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010		2011	2010
Total Same Store NOI	211.7	205.8	2.9%	842.1	813.4	3.5%
Property NOI from other operating segments	49.0	38.9		154.8	119.2

Combined NOI—DDR & Joint Ventures	$260.7	$244.7		$996.9	$932.6

Reconciliation to Income Statement

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Total Revenues—DDR	$194.5	$193.5	$771.0	$763.1
Total Revenues—Combined Joint Ventures	177.3	167.1	697.1	649.2
Operating and Maintenance—DDR	(31.0)	(32.4)	(135.7)	(130.4)
Real Estate Taxes—DDR	(23.2)	(24.4)	(100.1)	(101.9)
Operating and Maintenance and Real Estate Taxes	(56.9)	(59.1)	(235.4)	(247.4)
- Combined Joint Ventures

Combined NOI—DDR & Joint Ventures	$260.7	$244.7	$996.9	$932.6

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Reconciliation of Supplemental Non-GAAP Financial Measures

(In Millions)

	Three Months Ended December 31, (As Adjusted)		Year Ended December 31, (As Adjusted)
	2011	2010	2011	2010
FUNDS FROM OPERATIONS:
Net Income (Loss) Applicable to Common Shareholders	$(1.8)	$(94.8)	$(53.8)	$(251.6)
Depreciation and Amortization of Real Estate Investments	58.1	55.4	221.2	217.2
Equity in Net Loss (Income) of Joint Ventures	2.2	(9.4)	(13.7)	(5.6)
Impairment of Depreciable Joint Venture Investments	1.3	0.2	1.3	0.2
Joint Venture Funds From Operations	14.2	17.3	57.6	54.7
Non—Controlling Interests (OP Units)	—	—	0.1	—
Impairment of Depreciable Real Estate Assets, Net of Non—Controlling Interests	29.1	3.3	62.7	68.2
Gain on Disposition of Depreciable Real Estate, net	(55.7)	(9.1)	(47.8)	(6.8)

FUNDS FROM OPERATIONS AVAILABLE TO COMMON
SHAREHOLDERS	$47.4	$(37.0)	$227.6	$76.3

Write-off of preferred share original issuance costs	—	—	6.4	—
Preferred Dividends	7.0	10.6	31.6	42.3

FUNDS FROM OPERATIONS (1)	$54.4	$(26.4)	$265.6	$118.6

OPERATING FFO:
Non-cash impairment charges—non-depreciable consolidated assets	$17.1	$25.6	$63.2	$84.8
Executive separation and related compensation and benefit charges	1.4	3.5	12.4	5.6
(Gain) loss on debt retirement, net	—	(0.2)	0.1	(0.5)
Non-cash loss (gain) on equity derivative instruments (Otto Family warrants)	—	25.5	(21.9)	40.2
Other (income) expense, net - litigation, net of tax, debt extinguishment
(gain) costs, lease liability/obligation settlement, note receivable reserve and other expenses	0.2	6.0	5.0	22.0
Equity in net income of joint ventures—gain on sale of land, gain on debt extinguishment and currency adjustments	(0.5)	(1.9)	(1.2)	(0.6)
Impairment of joint venture investments on non—depreciable assets	—	—	1.6	—
Non-cash gain (loss) on change in control and sale of interests, net	(2.5)	—	(25.2)	0.4
Tax expense—deferred tax assets reserve	—	49.9	—	49.9
Discontinued operations—loss on debt extinguishment	7.7	—	6.8	—
Discontinued operations—FFO associated with Mervyns Joint Venture, net of non-controlling interest	—	—	—	4.4
Discontinued operations—non-cash gain on deconsolidation of interests	—	—	(4.7)	(5.6)
Loss (gain) on disposition of real estate (land), net	1.4	(0.5)	0.9	(0.2)
Non-controlling interest—portion of impairment charges allocated to outside partners	(0.1)	—	(3.9)	(12.4)
Write-off of original preferred share issuance costs	—	—	6.4	—

TOTAL NON-OPERATING ITEMS	$24.7	$107.9	$39.5	$188.0
FUNDS FROM OPERATIONS AVAILABLE TO COMMON
SHAREHOLDERS	47.4	(37.0)	227.6	76.3

OPERATING FFO AVAILABLE TO COMMON SHAREHOLDERS	$72.1	$70.9	$267.1	$264.3

(1)	Amounts adjusted to reflect the clarification of the NAREIT definition as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Impairment of Depreciable Joint Venture Investments	$1.3	$0.2	$1.3	$0.2
Joint Venture Funds From Operations	7.2	2.1	15.4	7.2
Impairment of Depreciable Real Estate Assets, net of non-controlling interests	29.1	3.3	62.7	68.2
Loss on Disposition of Depreciable Real Estate Assets	6.8	1.3	23.8	12.0

	$44.4	$6.9	$103.2	$87.6

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Reconciliation of Supplemental Non-GAAP Financial Measures (Continued)

Additional Non-Cash Disclosures

(In Millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
(INCOME)/EXPENSE:	2011	2010	2011	2010
Below Market Rent Revenue*	$(0.4)	$—	$(3.2)	$(0.3)
Debt Premium Amortization Revenue*	(0.6)	(0.6)	(2.1)	(2.9)
Convertible Debt Accretion Expense	3.4	3.0	14.9	8.2
Straight-Line Rent Revenue	(0.7)	(0.8)	(0.9)	(2.5)
Straight-Line Ground Rent Expense*	0.5	0.5	2.0	2.0
Joint Venture Straight-Line Rent Revenue	(1.0)	(1.0)	(4.6)	(3.9)
DDR’s Prorata Share of Straight-Line Rent Revenue	—	(0.2)	(0.9)	(0.6)

*	Prorata share of joint venture is deminis

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Reconciliation of Supplemental Non-GAAP Financial Measures (1)

Consolidated Transactional Income

(In Millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Included in FFO:
Gain (Loss) on Dispositions —Non-Depreciable Assets, Net of Tax	$(1.4)	$0.6	$(0.5)	$0.3

Excluded from FFO:
Gain (Loss) on Dispositions—Depreciable Assets, Net of Tax	$—	$0.7	$7.6	$1.0
Gain (Loss) on Dispositions from Discontinued Operations	55.7	8.4	40.2	5.8

	$55.7	$9.1	$47.8	$6.8	FFO Reconciliation

Reconciliation to Income Statement

	00000	00000	00000	00000	00000
Gain on Disposition of Real Estate, Net of Tax
Gain (Loss) on Dispositions—Non-Depreciable Assets, Net of Tax	$(1.4)	$0.6	$(0.5)	$0.3
Gain (Loss) on Dispositions—Depreciable Assets, Net of Tax	—	0.7	7.6	1.0

	$(1.4)	$1.3	$7.1	$1.3	Consolidated Income Statement

Gain on Disposition of Real Estate From Discontinued Operations, Net
Gain (Loss) on Dispositions from Discontinued Operations	$55.7	$8.4	$40.2	$5.8	Footnote L to the Press Release

Reconciliation of Supplemental Non-GAAP Financial Measures (1)

Joint Venture Transactional Income

(In Millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Included in FFO:
Gain (Loss) on Dispositions—Non-Depreciable Assets, Net	$1.7	$—	$1.7	$—	Gain on Disposition of Assets

DDR’s Proportionate Share	$0.4	$—	$0.4	$—

Excluded from FFO:
Gain (Loss) on Dispositions—Depreciable Assets, Net	$—	$—	$—	$—
Gain (Loss) on Dispositions from Discontinued Operations	(2.6)	(1.4)	18.7	(26.7)	Loss on Disposition of

	$(2.6)	$(1.4)	$18.7	$(26.7)	Discontinued Operations

DDR’s Proportionate Share	$(0.3)	$4.9	$10.2	$0.8

(1)	Amounts adjusted to reflect the clarification of the NAREIT definition.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Joint Venture Investment Summary (1)

					All Values at 100%
					(In Millions)
Legal Name	Partner(s)	DDR Ownership %	Number of Operating Properties		Gross Leasable Area	Total Annualized Rent	Gross Asset Book Value	Debt
Unconsolidated Joint Ventures

DDRTC Core Retail Fund, LLC	An Affiliate of TIAA-CREF	15%	41		11.6	$131.5	$1,998.4	$1,182.6

DDR Domestic Retail Fund I	Various Institutional Investors	20%	60		8.2	87.6	1,444.3	932.1

Sonae Sierra Brasil BV Sarl	Sonae Sierra, SGPS, SA	33.3%	10		3.8	136.5	766.6	185.9

DDRA Community Centers Five, L.P.	DRA Advisors	50%	3		1.3	18.8	183.5	210.4

Coventry II Joint Ventures	Coventry II Fund	20%	5		2.5	26.8	443.9	299.4

RVIP Structures/ DPG Realty Holdings LLC	Prudential RE Advisors/ Prudential Insurance	10%-25.75%	3		0.5	10.5	109.6	74.7

DDR-SAU Retail Fund, LLC	State of Utah	20%	27		2.4	23.5	305.9	183.1

DDR Markaz II LLC	Kuwait Financial Centre	20%	13		1.6	15.5	206.2	150.5

Other Unconsolidated JV Interests	Various	Various	15		2.2	16.4	166.4	109.9

			177		34.1	$467.1	$5,624.8	$3,328.6

Unconsolidated Joint Ventures—No Economic Interests

Coventry II Joint Ventures	Coventry II Fund	10%-20%	42	(2)	3.4	30.0	416.4	327.6

Other Unconsolidated Interests	Various	0%	7	(3)	0.9	10.0	122.4	86.0

Total Unconsolidated Joint Ventures			226		38.4	$507.1	$6,163.6	$3,742.2

(1)	DDR’s investment in joint ventures may be recorded at different amounts than the proportionate equity on the joint ventures’ balance sheet.
(2)	Includes one asset in which development was suspended.
(3)	Assets are subject to the purchase and sale agreement with Blackstone Real Estate Partners VII which is expected to close in June 2012.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Joint Venture Combining Financial Statements

(In Millions)

Combining Condensed Balance Sheets

	$000,000,000.0		$000,000,000.0
	Total Unconsolidated JVs (1)
	December 31, 2011		December 31, 2010
Land	$1,400.5		$1,566.7
Buildings	4,334.1		4,783.8
Fixtures and tenant improvements	190.0		154.3

	5,924.6		6,504.8
Less: Accumulated depreciation	(808.3)		(726.3)

	5,116.3		5,778.5
Land held for development and construction in progress	239.0		174.3

Real estate, net	5,355.3		5,952.8
Cash and restricted cash	308.0		122.4
Receivables, including straight-line rent, net	108.0		111.6
Leasehold interests	9.1		10.3
Other assets, net	168.1		181.3

	$5,948.5		$6,378.4

Mortgage debt	$3,742.2	(3)	$3,940.6	(3)
Notes and accrued interest payable to DDR	100.5		87.3
Other liabilities	214.4		186.3

	4,057.1		4,214.2
Accumulated equity	1,891.4		2,164.2

	$5,948.5		$6,378.4

	$000,000,000.		$000,000,000.
	DDR’s Proportionate Share (1)
	December 31, 2011		December 31, 2010
Land	$274.4		$320.0
Buildings	893.1		1,047.0
Fixtures and tenant improvements	47.4		44.8

	1,214.9		1,411.8
Less: Accumulated depreciation	(181.8)		(184.3)

	1,033.1		1,227.5
Land held for development and construction in progress	75.9		71.7

Real estate, net	1,109.0		1,299.2

Cash and restricted cash	93.8		39.0
Receivables, including straight-line rent, net	27.5		33.1
Leasehold interests	1.8		2.1
Other assets, net	40.5		48.3
Disproportionate share of equity	(18.4	)(2)	(32.8	)(2)

	$1,254.2		$1,388.9

Mortgage debt	$772.9	(3)	$833.8	(3)
Notes and accrued interest payable to DDR	12.0		10.6
Other liabilities	49.9		51.6

	834.8		896.0
Accumulated equity	433.0		525.7
Disproportionate share of equity	(13.6	)(2)	(32.8	)(2)

	$1,254.2		$1,388.9

(1)	The financial statements of Sonae Sierra Brasil are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities.
(2)	Adjustments represent the effect of promoted equity structures and minority interests.
(3)

Includes approximately $300.3 million and $298.4 million of mortgage debt at December 31, 2011 and December 31, 2010, respectively, of which the Company’s prorata share of non-recourse mortgage debt is $48.1 million and $47.7 million, respectively, associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Joint Venture Combining Financial Statements

(In Millions)

Combining Condensed Statements of Operations

	Total Unconsolidated JVs (1)		DDR’s Proportionate Share (1)
	Year Ended December 31, 2011	Three-Month Period Ended December 31, 2011	Three-Month Period Ended December 31, 2011
Revenues from operations	$697.1	$177.3	$40.0
Rental operation expenses	(235.4)	(56.9)	(11.9)
Impairment charges	(213.3)	(209.4)	(31.8)

Net operating income	248.4	(89.0)	(3.7	)(3)
Depreciation and amortization expense	(182.5)	(44.9)	(8.3)
Interest expense	(227.6)	(57.8)	(10.4)

Loss before gain on sale of real estate	(161.7)	(191.7)	(22.4)
Income tax expense	(38.9)	(11.9)	(4.0)
Discontinued operations	(57.9)	0.8	0.1
Gain on debt foregiveness	3.0	—	—
Gain (loss) on disposition of discontinued operations	18.7	(2.6)	(0.3)
Gain (loss) on sale of real estate	1.7	1.8	0.4
Disproportionate share of income (loss)	—	—	(1.0	)(2)(3)

Net loss	$(235.1)	$(203.6)	$(27.2)
Non-controlling interests	(16.1)	(4.6)	(1.5)

Net loss attributable to unconsolidated joint ventures	$(251.2)	$(208.2)	$(28.7)

DDR ownership interests	(13.0)	$(27.2)	$(27.2)
Amortization of basis differential	26.7	25.0	—

	$13.7	$(2.2)	$(27.2)

Funds From Operations

Net loss attributable to unconsolidated joint ventures	$(251.2)	$(208.2)	$(28.7)
Depreciation of real property	182.7	44.2	8.0
(Gain) loss on disposition of depreciable real estate	(18.7)	2.6	0.3
Impairments of depreciable real estate	272.5	209.4	31.8
Disproportionate share of income	—	—	2.8	(2)

	$185.3	$48.0	$14.2

DDR ownership interests	$57.6	$14.2

(1)	The financial statements of Sonae Sierra Brasil are translated into U.S. dollars using an average exchange rate for each period for revenues, expenses, gains and losses.
(2)	Adjustments represent the effect of promoted equity structures and minority interests.
(3)	DDR’s prorata share of NOI including discontinued operations and promoted equity structures and minority interests is $27.3 million for the three-month period ended December 31, 2011.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Summary of Property Acquisitions

($ In Millions, GLA in Thousands of SF)

	$000,000,000	$000,000,000	$000,000,000	$000,000,000	$000,000,000
Acquisition Date	Location	Properties Acquired	Ownership Interest Acquired	Aggregate Proportionate Purchase Price	Total GLA
Q1 2011	OH and MN	2	50%	$39.9	520.5	(1)
Q3 2011	CO and NC	3	100%	110.0	463.7	(2)
Q4 2011	OH	1	100%	79.6	721.3	(3)

Total Acquisitions		6		$229.5	1,705.5

(1)	In conjunction with the acquisition of our partner’s ownership interest in one of the assets, the Company entered into a new $21 million, 11-year mortgage loan.
(2)	In conjunction with the acquisition of three properties (two located in North Carolina and one located in Colorado), the Company assumed three mortgage loans with a face value of $67 million and a fair value of $71.4 million.
(3)	In conjunction with the acquisition of one property, the Company assumed a mortgage loan with a face value of $45.2 million and a fair value of $51.4 million.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Summary of Property Dispositions

($ In Millions, GLA in Thousands of SF)

	$000,000,000	$000,000,000	$000,000,000	$000,000,000	$000,000,000		$000,000,000
Disposition Date	Location	DDR’s Effective Ownership	Joint Venture	Total GLA	Gross Sales Price		Relinquished Debt
01/11	Augusta, GA	15%	DDRTC Core	22.6	$0.7		$0.8
02/11	Austin, TX	26%	Prudential	282.8	29.0		21.0
02/11	Wilmington, NC	100%	—	51.9	3.5		—
02/11	Twinsburg, OH	100%	—	35.9	1.8		—
04/11	Chili, NY	100%	—	120.0	6.6		—
05/11	Two Bi Lo Locations	100%	—	105.9	13.1		—
05/11	Orangeburg, SC	100%	—	50.8	4.3		—
05/11	Eagan, MN	50%	DRA	277.0	50.3		35.6
05/11	Cary, NC	100%	—	88.4	10.1		—
05/11	Two Rite Aid Locations	100%	—	21.8	5.1		—
06/11	Gaylord, MI	100%	—	188.2	4.0		—
06/11	East Hanover, NJ	100%	—	70.8	15.8		—
06/11	Garland, TX	100%	—	70.6	0.6		—
07/11	San Antonio, TX	100%	—	88.9	7.1		—
07/11	Richmond, KY	100%	—	134.7	5.5		—
07/11	Griffin, GA	100%	—	64.8	0.2		—
07/11	Columbus, OH	100%	—	356.5	13.3		10.5
07/11	Spartanburg, SC	100%	—	10.9	2.5		—
08/11	Daytona Beach, FL	100%	—	76.1	7.8		—
08/11	Jacksonville, FL	100%	—	182.1	0.8		—
08/11	Xenia, OH	100%	—	112.4	4.0		—
08/11	Elyria, OH	100%	—	142.8	0.8		—
09/11	Raleigh, NC	100%	—	75.9	7.7		—
09/11	Tarpon Springs, FL	100%	—	84.2	6.5		—
10/11	Erie, PA	100%	—	10.9	2.0		—
10/11	Various Locations	20%	DDR Domestic	150.2	15.1		—
10/11	Gulf Breeze, FL	100%	—	26.4	4.3		—
10/11	Various Locations	100%	—	532.0	6.3		—
10/11	Palm Harbor, FL	20%	DDR Domestic	77.6	13.4		5.0
11/11	Oklahoma City, OK	100%	—	9.5	1.9		—
11/11	Brainerd, MN	100%	—	260.6	6.8		—
11/11	Port Huron, MI	100%	—	15.1	4.0		—
11/11	Marietta, GA	100%	—	10.9	1.6		—
11/11	Richardson, TX	100%	—	10.6	1.7		—
12/11	Leawood, KS	100%	—	209.4	139.0		52.3
12/11	Morrow, GA	15%	DDRTC Core	520.4	22.8		—
12/11	Vero Beach, FL	100%	—	33.2	4.3		—
12/11	Three Asset Portfolio	10%	TRT	678.4	3.9	(1)	—
Various	Various	100%	—	—	32.8		—

Total Dispositions				5,261.2	$461.0		$125.2

Total Dispositions - Q4 2011				2,545.2	$247.0		$57.3

(1)	Represents the Company’s sale of its 10% equity interest in this joint venture to its partner.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Summary of Wholly-Owned and Consolidated Land Held for Development and Construction in Progress

($ In Millions, GLA in Thousands of SF)

	000000000	000000000	000000000	000000000	000000000
	As of December 31, 2011			2011 Activity
				Net	Placed
				Expenditures	In Service
	Land	CIP	Total	Year to Date (1)	Year to Date
Ground up Development Projects in Progress	$33.8	$33.7	$67.5	$1.3	$38.5
Ground up Development Projects Primarily on Hold	304.2	147.1	451.3	(20.8)	—
Substantially Completed Projects Pending Lease up	18.5	5.7	24.2	5.3	40.1
Redevelopment Projects	—	33.8	33.8	29.1	34.9
Leasing Capital Expenditures	—	4.8	4.8	35.9	47.3

Total	$356.5	$225.1	$581.6	$50.8	$160.8

Summary of Significant Wholly-Owned and Consolidated Development Projects in Progress

	0000000	0000000	0000000	0000000	0000000	0000000	0000000
Location	Project Name	Total GLA	Owned GLA	Estimated Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Major Anchors Associated with Development Projects
Boise (Nampa), ID	Nampa Gateway Center	830.9	419.3	$126.7	$127.5	$101.2	JC Penney, Macy’s, The Sports Authority,Idaho Athletic Club, Regal Cinemas

Austin (Kyle), TX (2)	Kyle Marketplace	805.6	443.1	77.3	62.2	21.0	Target, Kohl’s
		1,636.5	862.4	$204.0	$189.7	$122.2

Total Land Held for Development and CIP for Ground up Development Projects in Progress at December 31, 2011:						$67.5

Summary of Significant Wholly-Owned and Consolidated Redevelopment Projects

Location	Project Name	Total GLA	Owned GLA	Estimated Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Major Anchors Associated with Redevelopment Projects
Denver, CO	Tamarac Square	151.3	11.5	$2.1	$3.4	$—	Target
Littleton, CO	Aspen Grove	46.7	46.7	13.6	0.6	—	Alamo Drafthouse Cinema
Miami (Plantation), FL	The Fountains	273.4	273.4	51.8	49.2	41.6	Kohl’s, Dick’s Sporting Goods, Marshalls/HomeGoods, Total Wine
Bayamon, PR	Rexville Plaza	43.8	43.8	7.4	3.0	—	CVS, Marshalls
Carolina, PR	Plaza Escorial	17.0	17.0	2.4	2.3	2.2	PetSmart
Hatillo, PR	Plaza Del Norte	88.5	88.5	8.5	3.8	1.9	JC Penney
Charleston, SC	Ashley Crossing	124.4	124.4	8.9	4.8	4.8	Kohl’s, Marshalls
San Antonio, TX (2)	Terrell Plaza	225.7	90.8	4.7	3.3	—	Target
Midvale, UT	Family Center at Fort Union	82.7	78.7	11.3	1.9	1.9	Dick’s Sporting Goods

		1,053.5	774.8	$110.7	$72.3	$52.4

CIP for projects listed above:						$19.9
CIP for other Redevelopment Projects:						13.9

Total amount included in CIP at December 31, 2011 for Redevelopment Projects:						$33.8

(1)	Includes receipts and expected future reductions from land sales and reimbursements.
(2)	Consolidated 50% Joint Venture

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Summary of Joint Venture Land Held for Development and Construction in Progress

($ In Millions, GLA in Thousands of SF)

	000000000	000000000	000000000	000000000	000000000
	As of December 31, 2011			2011 Activity
	Land	CIP	Total	Net Expenditures Year to Date (1)	Placed In Service Year to Date
Ground up Development Projects in Progress	$43.1	$165.6	$208.7	$115.0	$—
Substantially Completed Projects Pending Lease up	2.0	19.2	21.2	5.0	18.4
Redevelopment Projects	—	5.1	5.1	32.5	35.5
Leasing Capital Expenditures	—	4.0	4.0	32.6	34.8

Total	$45.1	$193.9	$239.0	$185.1	$88.7

Summary of Significant Joint Venture Development Projects in Progress

Location	Project Name	DDR’s Effective Ownership	Total GLA	Owned GLA	Estimated Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Major Anchors Associated with Development Projects
Goiania, Brazil	Passeio Das Aguas	33.3%	806.4	806.4	$205.9	$36.8	$—	Bretas, Cinemark, Magic Games

Londrina, Brazil	Boulevard Londrina	28.2%	518.2	518.2	155.2	75.0	—	Walmart, Cinemark, Centuaro, Magazine Luiza, Kalunga, Luiggi Bertolli, Renner, Saraiva, Memove. PB Kids

Uberlandia, Brazil	Patio Uberlandia	33.3%	487.7	487.7	101.4	96.9	—	Walmart, Cinemark, Centuaro, Leroy Merlin, Renner, Fast Shop, Kalunga, Livraria Leitura, Memove, B-Mart, Ponto Frio, Le Lis Blanc

			1,812.3	1,812.3	$462.5	$208.7	$—

Total Land Held for Development and CIP for Ground up Development Projects in Progress at December 31, 2011:							$208.7

Summary of Significant Joint Venture Redevelopment Projects

Location	Project Name	DDR’s Effective Ownership	Total GLA	Owned GLA	Estimated Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Major Anchors Associated with Redevelopment Projects
Sao Paulo, Brazil	Campo Limpo Shopping Center	6.7%	28.1	28.1	$3.6	$3.7	$3.7	B- Mart, Parking & Games, Extra, MovieCom, Casas Bahia, C&A

Sao Paulo, Brazil	Metropole Shopping Center	33.3%	94.0	94.0	30.5	30.9	30.9	Fast Shop, PlayArte, Outback, Lojas Americanas, Renner, C&A

			94.0	94.0	$34.1	$34.6	$34.6

CIP for projects listed above:							$—
CIP for other Redevelopment Projects:							5.1
Total amount included in CIP at December 31, 2011 for Redevelopment Projects:							$5.1

(1)	Includes receipts and expected future reductions from land sales and reimbursements.

DDR

Quarterly Financial Supplement

For Year Ended December 31, 2011

Ground up Development Projects Primarily on Hold

(In Millions)

MSA (Location)	DDR’s Effective Ownership	Total Acreage
Ukiah (Mendocino), CA	50%	75.7
New Haven (Guilford), CT	100%	24.8
Orlando (Lee Vista), FL	100%	74.3
Tampa (Brandon), FL	100%	46.3
Tampa (Wesley Chapel), FL	100%	10.0
Atlanta (Douglasville), GA	100%	28.5
Chicago (Grayslake), IL	50%	106.0
Kansas City (Merriam), KS	100%	31.6
Boston, MA (Seabrook, NH)	100%	50.9
Gulfport, MS	100%	86.2
Raleigh (Apex), NC	100%	52.6
Isabela, Puerto Rico	80%	11.1
Toronto (East Gwillimbury—Bayview/Greenlane), CAN	50%	39.0
Toronto (East Gwillimbury—Hwy 404/Greenlane East), CAN	50%	44.0
Toronto (East Gwillimbury—Hwy 404/Greenlane West), CAN	50%	29.0
Toronto (Richmond Hill), CAN	50%	52.0
Togliatti, Russia	75%	61.2
Yaroslavl, Russia	75%	8.0
Other Misc. Land (8 sites)	100%	Various

		838.4

Total Ground up Development Projects Primarily on Hold at December 31, 2011:		$451.3

(1)	Includes partners’ ownership interest of $94.1 million.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Total Portfolio Characteristics

		MSF at 100%	MSF at Prorata
Operating Shopping Centers with Economic Interest	432	78.6	52.7
Additional Ground Lease GLA		4.7	3.4
Additional Unowned GLA		23.6	0.0
Operating Shopping Centers with No Economic Interest	49	10.4	0.0
Additional Ground Lease GLA		0.9	0.0
Additional Unowned GLA		4.6	0.0
Business Centers	5	0.4	0.4
Portfolio % Leased	93.6%
Portfolio % Commenced	91.2%

Prime Portfolio Characteristics

Our Prime portfolio is comprised of market dominant shopping centers with high quality tenants located in attractive markets with strong demographic profiles. It is a subset of the total portfolio.

		MSF at 100%	MSF at Prorata
Operating Shopping Centers	258	58.6	38.5
Additional Ground Lease GLA		3.8	2.7
Additional Unowned GLA		18.3	0.0
Prime Portfolio % Leased		95.0%
% of Total Portfolio NOI		88.9%

Total Portfolio Concentration

	Location	% of ABR at 100%	MSF at 100%	% of GLA at 100%
1	Brazil	13.9%	4.0	4.6%
2	Georgia	9.0%	9.0	10.8%
3	Florida	8.4%	8.8	10.6%
4	Puerto Rico	8.1%	4.7	5.7%
5	New York	6.2%	6.4	7.7%
6	North Carolina	6.1%	5.3	6.5%
7	Ohio	5.8%	5.8	7.0%
8	New Jersey	4.7%	3.2	3.9%
9	Pennsylvania	3.3%	2.8	3.4%
10	California	3.2%	2.2	2.7%

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Sonae Sierra Brasil (SSB) Portfolio Characteristics

Sonae Sierra Brasil is a fully integrated owner, manager, and developer of shopping centers throughout Brazil. The joint venture was established between SSB and DDR in 2006 and the joint venture completed an IPO in 2011. DDR’s ownership of SSB as of 12/31/11 was 33.3%. All information was translated using average exchange rates for the respective periods.

		MSF at	MSF at
		100%	Prorata
Operating Shopping Centers	10	3.8	0.9
Additional Ground Lease GLA		0.2	0.1
Development Sites	3	1.8	0.6
Total Annualized Rent (in millions)	$136.5
Average Rent Per Occupied Square Foot	$38.28
Portfolio % Leased	98.7%

Puerto Rico Portfolio Characteristics

		MSF at	MSF at
		100%	Prorata
Operating Shopping Centers	15	4.0	4.0
Additional Ground Lease GLA		0.7	0.7
Additional Unowned GLA		0.3	0.0
Total Annualized Rent (in millions)	$79.4
Average Rent Per Occupied Square Foot	$18.95
Portfolio % Leased	96.5%

Trailing 12 Month NOI (DDR Share)

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Lease Expirations By Year

($ in millions, except per square foot)

Greater than 10,000 SF

		ABR	Avg	% of ABR
Year	Leases	at 100%	PSF	at 100%
2012	123	$38.9	$9.65	4.1%
2013	172	45.3	9.20	4.8%
2014	201	61.4	9.47	6.5%
2015	181	56.3	9.54	6.0%
2016	209	66.6	10.55	7.1%
2017	141	55.5	10.37	5.9%
2018	78	29.9	10.33	3.2%
2019	96	40.8	11.70	4.3%
2020	73	25.1	10.24	2.7%
2021	91	39.1	10.75	4.2%

2012-2021
Subtotal	1,365	$458.9	$10.09	48.9%

Total Rent Roll	1,543	$526.1	$9.91	56.0%

Less than 10,000 SF

		ABR	Avg	% of ABR
Year	Leases	at 100%	PSF	at 100%
2012	1,499	$83.4	$28.47	8.9%
2013	1,279	68.5	23.75	7.3%
2014	1,217	66.2	27.44	7.1%
2015	920	54.8	25.59	5.8%
2016	949	58.8	25.66	6.3%
2017	215	16.2	22.16	1.7%
2018	163	15.4	26.43	1.6%
2019	116	10.1	24.24	1.1%
2020	116	9.3	22.73	1.0%
2021	143	11.7	24.16	1.2%

2012-2021
Subtotal	6,617	$394.4	$25.81	42.0%

Total Rent Roll	7,318	$412.6	$23.72	44.0%

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Leased Rates and Average Annualized Base Rental Rates PSF

	$00,000.00	$00,000.00	$00,000.00
Period		Leased	ABR
Ending	Properties	Rate	PSF
YE 2011	432	93.6%	$13.81
YE 2010	487	92.6%	13.36
YE 2009	544	91.4%	13.01
YE 2008	621	92.7%	12.60
YE 2007	628	96.0%	12.54
YE 2006	379	96.1%	11.90
YE 2005	379	96.3%	11.30
YE 2004	373	95.4%	11.13
YE 2003	274	95.1%	10.82
YE 2002	189	95.9%	10.58
YE 2001	192	95.4%	10.03
YE 2000	190	96.9%	9.66
YE 1999	186	95.7%	9.20
YE 1998	159	96.5%	8.99
YE 1997	123	96.1%	8.49
YE 1996	112	94.8%	7.85
YE 1995	106	96.3%	7.60
YE 1994	84	97.1%	5.89
YE 1993	69	96.2%	5.60
YE 1992	53	95.4%	5.37

Leased Rate by Tenant Size

	$00,000.0	$00,000.0	$00,000.0
	Leased	% of	% of
	Rate	GLA	Vacancy
< 2,499 SF	82.9%	8.7%	23.4%
2,500—4,999 SF	83.4%	8.4%	21.9%
5,000—9,999 SF	87.1%	9.1%	18.2%
10,000—20,000 SF	95.6%	10.1%	7.0%
> 20,000 SF	97.0%	63.7%	29.5%

Total	93.6%	100%	100%

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

($, GLA in thousands, except per square foot)

Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The reported calculation, “Vacant < 1 Year”, only includes deals that were executed within one year of the date that the prior tenant vacated. “Non-comp” deals consist of deals which were not executed within one year of the date the prior tenant vacated, deals which resulted in a significant difference in size, or deals for space which was vacant at acquisition.

Leasing Summary: Fourth Quarter 2011

	$00,000	$00,000	$00,000	$00,000	$00,000	$00,000	$00,000	$00,000	$00,000
			New Rent		Prior Rent
					Final	Final		Wtd
			Year 1	Year 1	Year	Year	Comp	Avg
	# of		Rent	Total	Rent	Total	Space	Term	TI
	Leases	GLA	PSF	Rent	PSF	Rent	Spread	(Yrs)	PSF
New Leases

Vacant < 1 Year	89	463	$16.43	$7,611	$14.99	$6,945	9.6%	8.6	$8.67

Non-comp	128	579	15.70	9,087	N/A	N/A	N/A	8.9	18.14

New Leases—Total	217	1,042	16.03	16,698	N/A	N/A	9.6%	8.8	14.22

Renewals	258	1,422	14.56	20,712	13.94	19,829	4.5%	5.2	0.00

Total	475	2,464	$15.18	$37,410	$14.20	$26,774	5.8%	6.7	$6.26

Leasing Summary: Full Year 2011

	$00,000	$00,000	$00,000	$00,000	$00,000	$00,000	$00,000	$00,000	$00,000
			New Rent		Prior Rent
					Final	Final		Wtd
			Year 1	Year 1	Year	Year	Comp	Avg
	# of		Rent	Total	Rent	Total	Space	Term	TI
	Leases	GLA	PSF	Rent	PSF	Rent	Spread	(Yrs)	PSF
New Leases

Vacant < 1 Year	318	1,089	$20.14	$21,922	$18.12	$19,719	11.2%	7.9	$11.99

Non-comp	495	2,687	13.77	37,000	N/A	N/A	N/A	8.2	14.65

New Leases—Total	813	3,776	15.61	58,922	N/A	N/A	11.2%	8.2	13.90

Renewals	1,089	6,448	14.60	94,129	13.90	89,644	5.0%	4.8	0.00

Total	1,902	10,224	$14.97	$153,051	$14.51	$109,363	6.1%	6.0	$5.25

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Net effective rents are calculated with full consideration for all costs associated with leasing the space rather than prorata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord’s property value and typically extend the life of the asset in excess of the lease term.

Net Effective Rents Related to Leased Space (Owned Properties)

	Three
	Months	2011
	Ended	Full Year
	12/31/2011	Average
Number of lease transactions executed	475	1,902
Rentable square footage leased (in thousands)	2,464	10,224
Square footage of renewal deals (in thousands)	1,422	6,448
Square footage of new deals (in thousands)	1,042	3,776
Renewed square footage (% of total)	57.7%	63.1%
New leases square footage (% of total)	42.3%	36.9%

New Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$16.84	$16.30
Tenant allowance	(1.61)	(1.64)
Landlord work	(0.97)	(0.70)
Third party leasing commissions	(0.28)	(0.28)
Rent concessions	—	—

Equivalent net effective rent	$13.98	$13.68

Weighted average term in years	8.8	8.2

Renewal Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$14.82	$14.81
Tenant allowance	—	—
Landlord work	—	—
Third party leasing commissions	—	—
Rent concessions	—	—

Equivalent net effective rent	$14.82	$14.81

Weighted average term in years	5.2	4.8

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Largest Tenants by GLA

($ in millions)

Rk	Tenant (Concept)	Owned Units	Owned GLA at 100%	% of GLA at 100%	Owned GLA at Prorata	Unowned Units	Total Units	Credit Ratings (S&P/Mdy’s/Fitch)
1	Walmart (26) / Sam’s Club (5)	31	4.8	5.8%	4.1	52	83	AA /Aa2/ AA
2	Kohl’s	27	2.4	2.9%	1.5	17	44	BBB+ /Baa1 /BBB+
3	Sears (5) / Kmart (19) / Others (2)	26	2.1	2.5%	1.5	4	30	CCC+ / B3 / CCC
4	TJ Maxx (33) / Marshalls (24) / Homegoods (9)	66	2.1	2.5%	1.4	23	89	A / A3 / NR
5	Publix	42	1.9	2.3%	0.5	3	45	NR
6	Kroger	30	1.7	2.0%	0.7	2	32	BBB / Baa2 / BBB
7	Lowe’s	12	1.6	1.9%	1.5	22	34	A- / A3 / BBB+
8	PetSmart	65	1.4	1.7%	1.0	24	89	BB+ / NR / NR
9	Bed Bath & Beyond (41) / Others (5)	46	1.4	1.7%	1.0	16	62	BBB+ / NR / NR
10	Ross Stores	41	1.3	1.6%	0.7	5	46	BBB+ / NR / NR
11	Michael’s	54	1.2	1.4%	0.8	12	66	B- / B3 / NR
12	Dick’s Sporting Goods	24	1.1	1.3%	0.7	10	34	NR
13	Tops Markets[1]	16	1.0	1.2%	0.6	1	17	NR
14	OfficeMax	40	0.9	1.1%	0.7	11	51	B- / B1 / NR
15	Toys R Us (8) / Babies R Us (16)	24	0.9	1.1%	0.7	11	35	B / B1 / B
16	Best Buy	21	0.9	1.1%	0.6	11	32	BBB- / Baa2 /BBB-
17	Home Depot	8	0.9	1.1%	0.8	32	40	A- / A3 / A-
18	J.C. Penney	16	0.8	1.0%	0.8	2	18	BB+ / NR / BBB-
19	Target	6	0.8	1.0%	0.8	50	56	A+ / A2 / A-
20	Dollar Tree Stores	82	0.8	1.0%	0.6	12	94	NR

	Top 20 Tenants	677	30.0	36.0%	21.0	320	997

21	Hobby Lobby	14	0.8	1.0%	0.5	3	17	NR
22	Gap (4) / Old Navy (36) / Banana Republic (3)	43	0.7	0.8%	0.5	9	52	BB+ / Baa3 / BBB-
23	JoAnn Fabric	23	0.7	0.8%	0.6	9	32	B / B2 / NR
24	Staples	33	0.7	0.8%	0.5	3	36	BBB / Baa2 / BBB
25	Burlington Coat Factory	9	0.7	0.8%	0.5	1	10	B- / B3 / B-
26	Beall’s	18	0.7	0.8%	0.4	4	22	NR
27	AMC Theaters	7	0.6	0.7%	0.2	3	10	B / Caa1 / B
28	Cinemark	11	0.6	0.7%	0.5	2	13	BB- / NR / NR
29	Regal Cinemas	11	0.6	0.7%	0.4	2	13	B+ / B3 / B+
30	Barnes & Noble	23	0.6	0.7%	0.4	4	27	NR
31	Sports Authority	12	0.5	0.6%	0.5	4	16	B- / NR / NR
32	Stein Mart	14	0.5	0.6%	0.3	1	15	NR
33	Giant Eagle	6	0.5	0.6%	0.3	1	7	NR
34	Office Depot	18	0.5	0.6%	0.3	8	26	B- / B2 / NR
35	Petco	29	0.4	0.5%	0.3	2	31	B / B2 / NR
36	H.H. Gregg	13	0.4	0.5%	0.3	9	22	NR
37	BJ’s Wholesale Club	4	0.4	0.5%	0.4	2	6	B+ / B1 / NR
38	Party City (23) / Others (7)	30	0.4	0.5%	0.3	8	38	NR
39	DSW	15	0.4	0.5%	0.2	6	21	NR
40	Big Lots	11	0.4	0.5%	0.2	4	15	BBB / NR / NR

	Tenants 21-40	344	11.1	13.3%	7.6	85	429

	Top 40 Tenants	1,021	41.1	49.3%	28.6	405	1,426

	Total Portfolio		83.3	100.0%	56.1

(1)	15 leases are guaranteed by Koninklijke Ahold NV, rated BBB / Baa3 / BBB

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Largest Tenants by Base Rental Revenues

($ in millions)

Rk	Tenant	Owned Units	ABR at 100%	% of ABR at 100%	ABR at Prorata	Unowned Units	Total Units	Credit Ratings (S&P/Mdy’s/Fitch)
1	Walmart (26) / Sam’s Club (5)	31	$31.2	3.2%	$26.0	52	83	AA / Aa2 / AA
2	TJ Maxx (33) / Marshalls (24) / Homegoods (9)	66	20.7	2.1%	$14.7	23	89	A / A3 / NR
3	PetSmart	65	19.5	2.0%	$13.4	24	89	BB+ / NR / NR
4	Kohl’s	27	17.7	1.8%	$10.9	17	44	BBB+ /Baa1 /BBB+
5	Publix	42	16.7	1.7%	$4.3	3	45	NR
6	Bed Bath & Beyond (41) / Others (5)	46	16.5	1.7%	$12.3	16	62	BBB+ / NR / NR
7	Michael’s	54	14.8	1.5%	$9.9	12	66	B- / B3 / NR
8	AMC Theaters	7	12.9	1.3%	$5.5	3	10	B / Caa1 / B
9	Ross Stores	41	12.8	1.3%	$7.0	5	46	BBB+ / NR / NR
10	Dick’s Sporting Goods	23	12.7	1.3%	$7.4	10	33	NR
11	Best Buy	21	12.3	1.3%	$7.9	11	32	BBB-/ Baa2 / BBB-
12	Kroger	30	12.3	1.3%	$5.9	2	32	BBB / Baa2 / BBB
13	Tops Markets[1]	16	11.7	1.2%	$6.7	1	17	NR
14	OfficeMax	40	11.0	1.1%	$8.2	11	51	B- / B1 / NR
15	Gap (4) / Old Navy (36) / Banana Republic (3)	43	10.3	1.0%	$7.2	9	52	BB+ / Baa3 / BBB-
16	Lowe’s	12	9.8	1.0%	$9.1	22	34	A- / A3 / BBB+
17	Staples	33	9.1	0.9%	$6.5	3	36	BBB / Baa2 / BBB
18	Regal Cinemas	11	9.0	0.9%	$6.5	2	13	B+ / B3 / B+
19	Barnes & Noble	23	8.7	0.9%	$5.7	4	27	NR
20	Cinemark	11	8.0	0.8%	$6.1	2	13	BB- / NR / NR

	Top 20 Tenants	642	$277.7	28.3%	$181.2	232	874

21	Dollar Tree Stores	82	$7.9	0.8%	$5.4	12	94	NR
22	Sears (5) / Kmart (19) / Others (2)	26	7.7	0.8%	$5.5	4	30	CCC+ / B3 / CCC
23	Toys R Us (8) / Babies R Us (16)	24	7.4	0.8%	$5.8	11	35	B / B1 / B
24	JoAnn Fabric	24	7.3	0.7%	$5.8	9	33	B / B2 / NR
25	Rite Aid	29	7.1	0.7%	$6.7	0	29	B- / Caa2 / B-
26	Petco	29	6.7	0.7%	$4.4	2	31	B / B2 / NR
27	Home Depot	8	6.5	0.7%	$6.3	32	40	A- / A3 / A-
28	DSW	15	6.4	0.7%	$3.7	6	21	NR
29	Sports Authority	12	6.1	0.6%	$5.9	4	16	B- / NR / NR
30	Party City (23) / Others (7)	30	5.6	0.6%	$3.8	8	38	NR
31	Royal Ahold—Stop N Shop (4) / Martin’s (1)	5	5.3	0.5%	$1.9	0	5	BBB / Baa3 / BBB
32	Hobby Lobby	14	5.2	0.5%	$3.4	3	17	NR
33	Pier 1 Imports	27	5.1	0.5%	$3.4	11	38	NR
34	Office Depot	18	4.9	0.5%	$3.1	8	26	B- / B2 / NR
35	Ulta	21	4.8	0.5%	$3.3	3	24	NR
36	Beall’s	18	4.7	0.5%	$3.2	4	22	NR
37	Famous Footwear (30) / Others (2)	32	4.6	0.5%	$3.2	11	43	B / B2 / BB+
38	Giant Eagle	6	4.4	0.4%	$2.7	1	7	NR
39	Gamestop	97	4.4	0.4%	$3.3	10	107	BB+ / Ba1 / NR
40	HH Gregg	13	4.1	0.4%	$3.0	9	22	NR

	Tenants 21-40	530	$116.2	11.8%	$83.8	148	678

	Top 40 Tenants	1,172	$393.9	40.2%	$265.0	380	1,552

	Total Portfolio		$981.0	100.0%	$611.0

(1)	15 leases are guaranteed by Koninklijke Ahold NV, rated BBB / Baa3 / BBB

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Summary of Consolidated Debt

(In Millions)

Total Debt Outstanding	December 31, 2011 Aggregate	December 31, 2011 DDR Pro Rata Share	December 31, 2011 DDR Pro Rata Wtd. Avg. Interest	December 31, 2010 Aggregate	December 31, 2010 DDR Pro Rata Share
Mortgage Loans Payable:
Fixed rate secured loans	$1,218.1	$1,208.2	5.64%	$1,234.5	$1,224.6
Variable rate secured loans	91.0	79.2	2.10%	144.0	131.8
Secured Term Loan	500.0	500.0	3.04%	600.0	600.0
Unsecured Public Debt	2,139.7	2,139.7	5.90%	2,043.6	2,043.6
Unsecured Credit Facilities	142.4	142.4	2.46%	279.9	279.9

Total	$4,091.2	$4,069.5	5.19%	$4,302.0	$4,279.9

Schedule of Maturities by Year (1)	Scheduled Principal Payments	Secured Debt Maturities	Unsecured Debt Maturities	Aggregate Total	DDR Pro Rata Share
2012	$31.0	$55.7	$403.0	$489.7	$489.7
2013	30.4	392.7	—	423.1	423.1
2014	28.0	291.3	—	319.3	319.3
2015	20.2	541.1	503.0	1,064.3	1,064.3
2016	17.5	48.9	442.4	508.8	497.0
2017	17.8	0.3	300.0	318.1	318.1
2018	12.4	75.5	382.2	470.1	470.1
2019	8.0	74.6	—	82.6	82.6
2020	5.5	40.3	300.0	345.8	345.8
2021	4.1	82.3	—	86.4	86.4
2022 and beyond	0.1	31.3	—	31.4	21.5
Unsecured debt discount	—	—	(48.4)	(48.4)	(48.4)

Subtotal	175.0	1,634.0	2,282.2	4,091.2	4,069.5
Fair Market Value Adjustment — Assumed Debt	—	13.4	—	13.4	13.4

	$175.0	$1,647.4	$2,282.2	$4,104.6	$4,082.9

Percentage of Total Debt	December 31, 2011	December 31, 2010
Fixed	87.0%	79.7%
Variable	13.0%	20.3%

Recourse to DDR	69.5%	69.2%
Non-recourse to DDR	30.5%	30.8%

(1)	Assumes borrower extension options are exercised.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Summary of Joint Venture Debt

(In Millions)

Total Debt Outstanding	December 31, 2011 Aggregate		December 31, 2011 DDR Pro Rata Share		December 31, 2011 DDR Pro Rata Wtd. Avg. Interest	December 31, 2010 Aggregate	December 31, 2010 DDR Pro Rata Share
Mortgage Loans Payable:
Fixed rate secured loans	$3,084.5		$646.0		5.66%	$3,279.1	$705.3
Variable rate secured loans	656.1		126.7		5.73%	661.5	128.5

Total	$3,740.6	(1)	$772.7	(1)	5.67%	$3,940.6	$833.8

Schedule of Maturities by Year (2)	Scheduled Principal Payments	Mortgage Loan Maturities	Aggregate Total	DDR Pro Rata Share
2012	$7.5	$1,385.8	$1,393.3	$291.2
2013	4.8	414.0	418.8	62.0
2014	4.6	170.4	175.0	36.3
2015	3.8	187.6	191.4	39.8
2016	3.8	39.4	43.2	10.6
2017	3.8	1,262.2	1,266.0	244.1
2018	3.0	28.4	31.4	10.4
2019	2.1	—	2.1	0.9
2020	2.2	68.6	70.8	23.8
2021	1.3	80.5	81.8	31.4
2022 and beyond	—	66.8	66.8	22.2

Subtotal	36.9	3,703.7	3,740.6	772.7
Fair Market Value Adjustment - Assumed Debt	—	1.6	1.6	0.2

	$36.9	$3,705.3	$3,742.2	$772.9

Percentage of Total Debt	December 31, 2011	December 31, 2010
Fixed	82.5%	83.2%
Variable	17.5%	16.8%

Recourse to DDR	4.7%	5.0%
Non-recourse to DDR	95.3%	95.0%

(1)	Includes approximately $300.3 million of non-recourse debt (of which the Company’s proportionate share is $48.1 million) associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.
(2)	Assumes borrower extension options are exercised.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Consolidated Debt Detail

(In Millions)

	Loan Balance		DDR Proportionate Share	Final Maturity Date (1)	Interest Rate (2)
SENIOR DEBT
Unsecured Credit Facilities:
$750 Million Revolving Credit Facility	$102.4		$102.4	02/16	LIBOR + 165
$65 Million Revolving Credit Facility	40.0		40.0	02/16	LIBOR + 165
Secured Credit Facility:
$500 Million Term Loan	500.0		500.0	09/15	LIBOR + 170

Total Term and Credit Facility Debt	$642.4		$642.4

PUBLIC DEBT
Convertible Notes	178.9	(3)	178.9	03/12	3.00
Unsecured Notes	223.3		223.3	10/12	5.38
Unsecured Notes	152.8		152.8	05/15	5.50
Convertible Notes	307.6	(4)	307.6	11/15	1.75
Unsecured Notes	298.9		298.9	03/16	9.63
Unsecured Notes	300.0		300.0	04/17	7.50
Unsecured Notes	298.2		298.2	04/18	4.75
Medium Term Notes	82.2		82.2	07/18	7.50
Unsecured Notes	297.8		297.8	09/20	7.88

Total Public Debt	$2,139.7		$2,139.7

MORTGAGE DEBT
Cortez Plaza, Bradenton, FL	10.5		10.5	07/12	7.15
N. Charleston Center, N. Charleston, SC	9.2		9.2	07/12	7.37
University Hills, Denver, CO	24.3		24.3	07/12	7.30
Walgreen’s, Dearborn Hts, MI	3.5		3.5	11/12	4.86
Walgreen’s, Livonia, MI	2.5		2.5	11/12	4.86
Terraces at Southpark, Charlotte, NC	6.6		6.6	12/12	5.72
Walgreen’s, Westland, MI	2.6		2.6	03/13	4.86
Aspen Grove, Littleton, CO	42.2		42.2	04/13	5.00
Meridian Crossroads & Family Center, Meridian, ID	37.2		37.2	04/13	5.00
Paseo Colorado, Pasadena, CA	79.1		79.1	04/13	5.00
Plaza Escorial, Carolina, PR	57.5		57.5	04/13	5.00
Plaza Rio Hondo, Bayamon, PR	109.5		109.5	04/13	5.00
University Center, Wilmington, NC	24.5		24.5	04/13	5.00
Victor Square, Victor, NY	5.9		5.9	04/13	5.80
DDRC Headquarters, Beachwood, OH	33.6		33.6	04/13	LIBOR + 110
Monmouth Consumer Sq., W. Long Branch, NJ	3.7		3.7	07/13	8.57
Rotonda Plaza, Englewood, FL	0.5		0.5	07/13	5.80
Abernathy Square, Atlanta, GA	12.0		12.0	10/14	4.23
Bermuda Square, Chester, VA	7.4		7.4	10/14	4.23
Brook Highland Plaza, Birmingham, AL	24.5		24.5	10/14	4.23
Chillicothe Place, Chillicothe, OH	4.3		4.3	10/14	4.23
Clearwater Collection, Clearwater, FL	7.1		7.1	10/14	4.23
Cross Pointe Center, Fayetteville, NC	9.9		9.9	10/14	4.23
Crossroads Center, Gulfport, MS	24.4		24.4	10/14	4.23
Deer Valley Towne Center, Phoenix, AZ	17.5		17.5	10/14	4.23
Delaware Consumer Square, Buffalo, NY	10.2		10.2	10/14	4.23
Downtown Short Pump, Richmond, VA	12.5		12.5	10/14	4.23
Hamilton Marketplace, Hamilton, NJ	41.2		41.2	10/14	4.23
Home Depot Center, Orland Park, IL	6.7		6.7	10/14	4.23
Kroger, Cincinnati, OH	2.6		2.6	10/14	4.23

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Consolidated Debt Detail

(In Millions)

	Loan Balance		DDR Proportionate Share	Final Maturity Date (1)	Interest Rate (2)
Lexington Place, Lexington, SC	4.3		4.3	10/14	4.23
Loisdale Center, Springfield, VA	11.0		11.0	10/14	4.23
Marketplace at Delta Twp, Lansing, MI	6.6		6.6	10/14	4.23
Mooresville Consumer Sq., Mooresville, NC	18.1		18.1	10/14	4.23
North Pointe Plaza, North Charleston, SC	10.9		10.9	10/14	4.23
Overlook at Hamilton Place, Chattanooga, TN	9.9		9.9	10/14	4.23
Plaza at Sunset Hills, Sunset Hills, MO	27.8		27.8	10/14	4.23
Sam’s Club, Worcester, MA	5.4		5.4	10/14	4.23
The Commons, Salisbury, MD	8.7		8.7	10/14	4.23
Walmart Supercenter, Alliance, OH	7.1		7.1	10/14	4.23
Wando Crossing, Mount Pleasant, SC	11.9		11.9	10/14	4.23
Warner Robins Place, Warner Robins, GA	6.8		6.8	10/14	4.23
Wendover Village, Greensboro, NC	4.8		4.8	10/14	4.23
Windsor Court, Windsor, CT	7.2		7.2	10/14	4.23
Kyle Crossing, Kyle, TX	23.5		11.7	01/15	LIBOR + 275
Reno Riverside, Reno, NV	2.9	(5)	2.9	02/15	Prime + 170
Merriam Village, Merriam, KS	15.0		15.0	03/15	LIBOR + 250
Hamilton Commons, Mays Landing, NJ	6.7		6.7	09/15	4.70
Tops Plaza, Lockport, NY	6.5		6.5	01/16	8.00
Merriam Town Center, Merriam, KS (TIF)	1.0		1.0	02/16	6.90
Cotswold Village, Charlotte, NC	50.7		50.7	05/16	5.83
Freedom Plaza, Rome, NY	2.5		2.5	09/16	7.85
Walmart Supercenter, Winston-Salem, NC	6.6		6.6	08/17	6.00
Thruway Plaza (Walmart), Cheektowaga, NY	2.9		2.9	10/17	6.78
Tops Plaza, Ithaca, NY	11.7		11.7	01/18	7.05
Walmart Supercenter, Greenville, SC	6.3		6.3	01/18	6.00
Johns Creek Town Center, Suwanee, GA	25.7		25.7	03/18	5.06
Southland Crossings, Boardman, OH	25.7		25.7	03/18	5.06
The Promenade at Brentwood, St. Louis, MO	32.6		32.6	03/18	5.06
Mohawk Commons, Niskayuna, NY	15.8		15.8	12/18	5.75
Lowes, Hendersonville, TN	6.1		6.1	01/19	7.66
Plaza Cayey, Cayey, PR	21.7		21.7	06/19	7.59
Plaza Fajardo, Fajardo, PR	26.1		26.1	06/19	7.59
Plaza Isabela, Isabela, PR	22.9		22.9	06/19	7.59
Plaza Walmart, Guayama, PR	12.2		12.2	06/19	7.59
Mariner Square, Spring Hill, FL	3.7		3.7	09/19	9.75
Northland Square, Cedar Rapids, IA	7.1		7.1	01/20	9.38
Polaris Towne Center, Columbus, OH	45.2		45.2	04/20	6.76
West Valley Marketplace, Allentown, PA	13.3		13.3	07/21	6.95
Wrangleboro Consumer Sq. I & II, Mays Landing, NJ	64.8		64.8	10/21	5.41
Chapel Hills East, Colorado Springs, CO	9.5		9.5	12/21	5.24
Paradise Village Gateway, Phoenix, AZ	30.0		20.1	01/22	4.65
Macedonia Commons, Macedonia, OH	20.7		20.7	02/22	5.71
Gulfport Promenade, Gulfport, MS	16.0		16.0	12/37	SIFMA+5

Total Mortgage Debt	$1,309.1		$1,287.4

Subtotal	$4,091.2		$4,069.5
Fair Market Value Adjustment—Assumed Debt	$13.4		$13.4

Total Consolidated Debt	$4,104.6		$4,082.9

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Consolidated Debt Detail

(In Millions)

	Loan Balance	DDR Proportionate Share	Final Maturity Date (1)	Interest Rate (2)
			Wtd. Avg. Maturity	Wtd. Avg. Interest Rate
Fixed Rate	$3,557.8	$3,547.9	4.3 years	5.64%
Variable Rate	533.4	521.6	4.4 years	2.10%

	$4,091.2	$4,069.5	4.3 years	5.19%

CUMULATIVE REDEEMABLE PREFERRED SHARES

Outstanding Amount
Class H—7.375%	$205.0
Class I—7.5%	170.0

$375.0

DERIVATIVE INSTRUMENTS

	Notional Amount	Underlying Debt Hedged	Rate Hedged	Fixed Rate	Termination Date
Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	4.82%	February 21, 2012
Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	1.01%	June 28, 2014
Interest Rate Swap	$84.1	Mortgage Portfolio	1 mo. LIBOR	2.81%	September 1, 2017

Notes:

(1)	Assumes borrower extension options are exercised.
(2)	Interest rate figures reflect coupon rates of interest and do not include discounts or premiums. Annualized deferred finance cost amortization of approximately $14.7 million is partially offset by approximately $2.1 million of fair market value adjustments.
(3)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $74.56 per share. The principal balance on these notes is to be settled in cash. Included in this amount is a $0.6 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.
(4)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $16.19 per share at December 31, 2011 and is subject to adjustments resulting from changes in the quarterly dividend per share. The principal balance on these notes is to be settled in cash. Included in this amount is a $42.4 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.
(5)	Reno Riverside has an interest rate floor of 5.95%.

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Joint Venture Debt Detail

(In Millions)

	Loan Balance		DDR Proportionate Share	Final Maturity Date (1)	Interest Rate
DDRTC Core Retail Fund, LLC
DDRTC Holdings Pool 5, LLC (11 assets)	$147.8		$22.2	02/12	LIBOR + 65
DDRTC Holdings Pool 3, LLC (17 assets)	555.0		83.3	03/12	5.48
DDRTC Holdings Pool 1, LLC (9 assets)	350.2		52.5	03/17	5.45
DDRTC Holdings Pool 6, LLC
Cox Creek Shopping Center, Florence, AL	13.5		2.0	03/12	7.09
Cypress Trace, Fort Myers, FL	16.0		2.4	04/12	5.00
Waterfront Marketplace, Homestead, PA	27.4		4.1	08/12	6.35
Waterfront Town Center, Homestead, PA	36.1		5.4	08/12	6.35
Creeks at Virginia Center, Glen Allen, VA	24.4		3.7	08/12	6.37
Willoughby Hills Shop Ctr, Willoughby Hills, OH	10.6		1.6	07/18	6.98

Total DDRTC Core Retail Fund LLC	$1,181.0		$177.2

DDR Domestic Retail Fund I
Heather Island Plaza, Ocala, FL	6.2		1.2	12/12	5.00
Hilliard Rome, Columbus, OH	10.4		2.1	01/13	5.87
Meadows Square, Boynton Beach, FL	1.1		0.2	07/13	6.72
Village Center, Racine, WI	11.8		2.4	04/15	4.21
Paradise Promenade, Davie, FL	6.1		1.2	04/15	4.21
West Falls Plaza, West Patterson, NJ	11.5		2.3	04/15	4.21
DDR Domestic Retail Fund I (52 assets)	885.0		177.0	07/17	5.60

Total DDR Domestic Retail Fund I	$932.1		$186.4

Coventry II
Bloomfield Park, Bloomfield Hills, MI	$39.8	(2)	$—	12/08	Prime + 300
Westover Marketplace, San Antonio, TX	20.3	(3)	4.1	03/12	LIBOR + 350
Coventry II DDR SM (31 assets)	71.4	(2)	14.3	09/12	LIBOR + 225
Coventry II DDR SM (7 assets)	27.9	(2)	5.6	09/16	6.75
Buena Park, Buena Park, CA	61.0		12.2	11/12	9.00
Marley Creek Square, Orland Park, IL	10.6	(2)	1.1	12/12	LIBOR + 125
Watters Creek, Allen, TX	138.2	(3)	22.5	01/13	LIBOR + 300
Fairplain Plaza, Benton Harbor, MI	14.9		3.0	05/13	LIBOR + 350
Totem Lake Mall, Kirkland, WA	27.3		5.5	05/13	LIBOR + 350
Christown Spectrum Mall, Phoenix, AZ	46.0	(3)	9.2	11/13	LIBOR + 343
Christown Spectrum Mall, Phoenix, AZ	19.0	(3)	3.8	11/13	LIBOR + 1000
Tri-County Mall, Cincinnati, OH	150.6	(2)	30.1	02/15	5.66

Total Coventry II	$627.0		$111.4

DDR SAU Retail Fund, LLC
Lewandowski Commons, Lyndhurst, NJ	$12.5		$2.5	03/12	5.77
South Square, Durham, NC	12.6		2.5	10/12	5.06
Shoppes at Wendover II, Greensboro, NC	14.4		2.9	10/12	5.06
North Hampton Market (Phase I & II), Taylors, SC	10.5		2.1	10/12	5.08
Oakland Market Place, Oakland, TN	3.6		0.7	10/12	5.04
Crossroads Square, Morristown, TN	4.9		1.0	12/12	5.31
Cascade Corners, Atlanta, GA	4.0		0.8	12/12	5.42
Hilander Village, Roscoe, IL	9.4		1.9	12/12	5.41
Glenlake Plaza, Indianapolis, IN	8.2		1.6	12/12	5.44
Broadmoor Plaza, South Bend, IN	11.0		2.2	12/12	5.44
Milan Plaza, Milan, MI	2.2		0.4	12/12	5.49
West Towne Commons, Jackson, TN	4.8		1.0	12/12	5.44
American Way, Memphis, TN	6.7		1.3	12/12	5.44
Kroger Junction, Pasadena, TX	3.8		0.8	12/12	5.44
Kroger Plaza, Virginia Beach, VA	1.8		0.4	12/12	5.44
Willowbrook Commons, Nashville, TN	7.0		1.4	03/13	5.41
Harper Hill Commons, Winston Salem, NC	10.3		2.0	04/13	5.79
The Point, Greenville, SC	15.8		3.2	04/13	5.64
Plaza at Carolina Forest, Myrtle Beach, SC	14.2		2.8	05/13	5.97
Alexander Pointe, Salisbury, NC	5.1		1.0	08/13	5.92
Patterson Place, Durham, NC	20.3		4.1	12/13	5.67

Total DDR SAU Retail Fund LLC	$183.1		$36.6

DDR

Quarterly Financial Supplement

For the year ended December 31, 2011

Joint Venture Debt Detail

(In Millions)

	Loan Balance	DDR Proportionate Share	Final Maturity Date (1)	Interest Rate
Sonae Sierra Brasil BV Sarl
Sonae Sierra Brasil Limitadas, Brazil	$9.3	$3.1	11/15	CDI + 285
Patio Boavista, Brazil	12.9	4.3	11/16	CDI + 330
Shopping Metropole, Brazil	28.3	9.4	05/18	TR + 1030
Manaura Shopping, Brazil	68.6	22.9	12/20	10.00
Patio Londrina, Brazil	28.7	9.6	10/25	TR + 1090
Patio Uberlandia, Brazil	38.1	12.7	10/25	TR + 1130

Total Sonae Sierra Brasil BV Sarl	$185.9	$62.0

DDRA Ahwatukee Foothills LLC, Phoenix, AZ	106.2	53.1	08/12	5.30
DDRA Arrowhead Crossing LLC, Phoenix, AZ	47.3	23.7	08/12	5.30
DDRA Tanasbourne Town Center LLC, Portland, OR	56.9	28.5	08/12	5.30
Jefferson County Plaza LLC, Arnold, MO	3.5	1.8	08/12	LIBOR + 200
Cole DDR MT Independence, Independence, MO	34.1	5.0	10/12	4.00
DDR MDT PS, LLC (7 assets)	86.0	—	07/13	6.00
DDR Markaz II (13 assets)	150.5	30.1	11/14	5.15
Lennox Town Center Limited, Columbus, OH	1.0	0.5	07/17	6.44
Lennox Town Center Limited, Columbus, OH	26.0	13.0	07/17	5.64
RO & SW Realty LLC (9 assets)	21.8	5.5	10/20	5.25
Sun Center Limited, Columbus, OH	23.5	18.7	04/21	5.99
RVIP IIIB, Deer Park, IL	74.7	19.2	09/21	4.84

Total	$631.5	$199.1

Subtotal	$3,740.6	$772.7
Fair Market Value Adjustment—Assumed Debt	$1.6	$0.2

Total Joint Venture Debt	$3,742.2	$772.9

Total Joint Venture Debt:			Wtd. Avg. Maturity	Wtd. Avg. Interest Rate
Fixed Rate	$3,084.5	$646.0	3.6 years	5.66%
Variable Rate	656.1	126.7	3.8 years	5.73%

	$3,740.6	$772.7	3.6 years	5.67%

DERIVATIVE INSTRUMENTS

	Notional Amount	Underlying Debt Hedged	Rate Hedged	Capped Rate	Termination Date
Interest Rate Cap	$76.1	Coventry II DDR SM	1 mo. LIBOR	3.00%	September 1, 2012
Interest Rate Cap	$65.0	Coventry II Christown Spectrum Mall	1 mo. LIBOR	2.85%	November 22, 2013

Notes:

(1)	Assumes borrower extension options are exercised.
(2)	Includes approximately $300.3 million of non-recourse debt of which the Company’s proportionate share is $48.1 million of debt associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.
(3)	The following loans have floor interest rates:

Loan	Floor
Westover Marketplace, San Antonio, TX	1 month LIBOR of 2.00%
Watters Creek, Allen, TX	1 month LIBOR of 0.50%
Christown Spectrum Mall, Phoenix, AZ	1 month LIBOR of 0.26%

DDR

Quarterly Financial Supplement

Corporate Headquarters	Investor Relations
DDR Corp.	Samir Khanal
3300 Enterprise Parkway	Toll Free: (877) 225-5337
Beachwood, Ohio 44122	Main: (216) 755-5500
Website: www.ddr.com	Email: skhanal@ddr.com

Equity Research Coverage
BofA Merrill Lynch	Craig Schmidt	craig.schmidt@baml.com	(646) 855-3640
	Lindsay Schroll	lindsay.schroll@baml.com	(646) 855-1829

Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
	Quentin Velleley	quentin.velleley@citi.com	(212) 816-6981

Cowen & Company	Jim Sullivan	james.sullivan@cowen.com	(646) 562-1380
	Mike Gorman	michael.gorman@cowen.com	(646) 562-1381

Deutsche Bank	John Perry	john.perry@db.com	(212) 250-4912
	Vincent Chao	vincent.chao@db.com	(212) 250-6799

DISCERN, Inc.	Dave Wigginton	dwigginton@discern.com	(646) 863-4177

Goldman Sachs	Jay Habermann	jonathan.habermann@gs.com	(917) 343-4260
	Ji Young Kim	jiyoung.kim@gs.com	(212) 902-4736

Green Street Advisors	Cedrik Lachance	clachance@greensteetadvisors.com	(949) 640-8780
	Jason White	jwhite@greenstreetadvisors.com	(949) 640-8780

Hilliard Lyons	Carol Kemple	ckemple@hilliard.com	(502) 588-1839

ISI Group	Steve Sakwa	ssakwa@isigrp.com	(212) 446-9462
	Samit Parikh	sparikh@isigrp.com	(212) 888-3796

Jefferies and Company	Tayo Okusanya	tokusanya@jefferies.com	(212) 336-7076

J.P. Morgan	Michael Mueller	michael.w.mueller@jpmorgan.com	(212) 622-6689

KeyBanc Capital Markets	Jordan Sadler	jsadler@keybanccm.com	(917) 368-2280
	Todd Thomas	tthomas@keybanccm.com	(917) 368-2286

Macquarie	Ki Bin Kim	kibin.kim@macquarie.com	(212) 231-6386

Morgan Stanley	Paul Morgan	paul.b.morgan@morganstanley.com	(415) 576-2627
	Stephen Bakke	stephen.bakke@morganstanley.com	(415) 576-2696

RBC Capital Markets	Rich Moore	rich.moore@rbccm.com	(440) 715-2646
	Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650

Sandler O’Neill	Alex Goldfarb	agoldfarb@sandleroneill.com	(212) 466-7937
	James Milam	jmilam@sandleroneill.com	(212) 466-8066

UBS	Ross Nussbaum	ross.nussbaum@ubs.com	(212) 713-2484
	Christy McElroy	christy.mcelroy@ubs.com	(203) 719-7831

Wells Fargo	Jeff Donnelly	jeff.donnelly@wellsfargo.com	(617) 603-4262
	Tamara Fique	tamara.fique@wellsfargo.com	(443) 263-6568

Fixed Income Research Coverage

BofA Merrill Lynch	Tom Truxillo	thomas.c.truxillo_jr@baml.com	(980) 386-5212

Citigroup	Tom Cook	thomas.n.cook@citigroup.com	(212) 723-1112

J.P. Morgan	Mark Streeter	mark.streeter@jpmorgan.com	(212) 834-5086

RBC Capital Markets	Seth Levine	seth.levine@rbccm.com	(212) 618-3523

Wells Fargo	Thierry Perrein	thierry.perrein@wachovia.com	(704) 715-8455